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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Baker Hughes Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BAKER HUGHES INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 28, 2004

To the Stockholders of Baker Hughes Incorporated:

     The Annual Meeting of the Stockholders of Baker Hughes Incorporated (“Company” or “Baker Hughes”) will be held at the offices of the Company, 3900 Essex Lane, Suite 210, Houston, Texas on Wednesday, April 28, 2004, at 9:00 a.m., Central Daylight Time, for the purpose of considering and voting on:

1.	Election of three directors to serve for three-year terms;

2.	Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for Fiscal Year 2004;

3.	Stockholder Proposal No. 1 regarding classified boards;

4.	Stockholder Proposal No. 2 regarding poison pills; and

5.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

     The Board of Directors has fixed March 3, 2004 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, that meeting or a reconvened meeting after an adjournment.

     You are invited to attend the meeting in person. Whether or not you plan to attend the meeting personally, please complete, sign and date the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy. In some cases, you may be able to exercise your proxy by telephone or by the internet. Please refer to the Proxy Statement for further information on telephone and internet voting.

By order of the Board of Directors,

Sandra E. Alford
Corporate Secretary

Houston, Texas
March 8, 2004

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT
VOTING SECURITIES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Information Concerning Directors Not Standing for Election
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CHARITABLE CONTRIBUTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTIONS GRANTED DURING 2003
AGGREGATED OPTION EXERCISES DURING 2003 AND OPTION VALUES AT DECEMBER 31, 2003
LONG-TERM INCENTIVE PLAN AWARDS DURING 2003
PENSION PLAN TABLE
EMPLOYMENT, SEVERANCE AND INDEMNIFICATION AGREEMENTS
COMPENSATION COMMITTEE REPORT
AUDIT/ETHICS COMMITTEE REPORT
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITOR
FEES PAID TO DELOITTE & TOUCHE LLP
STOCKHOLDER PROPOSAL NO 1 REGARDING CLASSIFIED BOARDS
STATEMENT OF THE BOARD OF DIRECTORS AND MANAGEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL NO. 1
STOCKHOLDER PROPOSAL NO. 2 REGARDING POISON PILLS
STATEMENT OF THE BOARD OF DIRECTORS AND MANAGEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL NO. 2
ANNUAL REPORT
INCORPORATION BY REFERENCE
STOCKHOLDER PROPOSALS
OTHER MATTERS

PROXY STATEMENT

Proxy Statement	1
Voting Securities	2
Proposal No. 1, Election of Directors	3
Information Concerning Directors Not Standing for Election	4
Corporate Governance	6
Security Ownership of Management	9
Certain Relationships and Related Transactions	10
Charitable Contributions	10
Compliance with Section 16(a) of the Securities Exchange Act of 1934	10
Executive Compensation	11
Summary Compensation Table	11
Stock Options Granted During 2003	12
Aggregated Option Exercises During 2003 and Option Values at December 31, 2003	13
Long-Term Incentive Plan Awards During 2003	13
Pension Plan Table	14
Employment, Severance and Indemnification Agreements	15
Compensation Committee Report	18
Compensation Committee Interlocks and Insider Participation	19
Corporate Performance Graph	19
Audit/Ethics Committee Report	22
Proposal No. 2, Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for Fiscal Year 2004	23
Fees Paid to Deloitte & Touche LLP	24
Stockholder Proposal No. 1 Regarding Classified Boards	25
Statement of the Board of Directors and Management in Opposition to Stockholder Proposal No. 1	25
Stockholder Proposal No. 2 Regarding Poison Pills	27
Statement of the Board of Directors and Management in Opposition to Stockholder Proposal No. 2	28
Annual Report	29
Incorporation by Reference	29
Stockholder Proposals	29
Other Matters	29
Annex A, Corporate Governance Guidelines	A-1
Annex B, Audit/Ethics Committee Charter	B-1
Annex C, Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Auditor	C-1

i

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (“Company,” “Baker Hughes,” “we,” “us” and “our”), to be voted at the Annual Meeting of Stockholders scheduled to be held on Wednesday, April 28, 2004 and at any and all reconvened meetings after adjournments thereof.

     Solicitation of proxies by mail is expected to commence on or about March 17, 2004 (the approximate date this Proxy Statement and accompanying proxy were first sent to security holders). The Company will bear the cost of the solicitation. In addition to solicitation by mail, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. The Company will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and the Company will reimburse them for postage and clerical expenses. The Company has retained Mellon Investor Services LLC, Baker Hughes’ transfer agent and registrar, to assist in the solicitation of proxies from stockholders of the Company for an anticipated fee of $9,500, plus out-of-pocket expenses.

     Stockholders with shares registered in their names with Mellon Investor Services LLC may authorize a proxy by the Internet at the following internet address: http://www.eproxy.com/bhi, or telephonically by calling Mellon Investor Services LLC at 1-800-435-6710. Proxies submitted through Mellon Investor Services LLC by the internet or telephone must be received by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 27, 2004. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

     A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the internet or telephone. This option is separate from that offered by Mellon Investor Services LLC and will be reflected on the voting form from a bank or brokerage firm that accompanies this Proxy Statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Votes directed by the internet or telephone through such a program must be received by Mellon Investor Services LLC by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 27, 2004. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a proxy either on the internet or the voting form that accompanies this Proxy Statement. Requesting a proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the internet or by telephone with respect to your shares.

     The internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of shares by the should understand that there may be costs associated with electronic access, such as usage charges from access providers and telephone companies, and those costs must be borne by the stockholder.

     Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year 2004, AGAINST Stockholder Proposal No. 1 and AGAINST Stockholder Proposal No. 2.

     Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Company’s executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 3900 Essex Lane, Houston, Texas 77027-5177. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by stockholders of record for proper purposes.

VOTING SECURITIES

     The securities of the Company entitled to be voted at the Annual Meeting consist of shares of its Common Stock, par value $1 per share (“Common Stock”), of which 332,602,611 shares were issued and outstanding at the close of business on March 3, 2004. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting.

     Assuming a quorum is present at the Annual Meeting either in person or represented by proxy, with respect to the election of directors, the three nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote on the matter will be elected as directors, and the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year 2004, and Stockholder Proposal Nos. 1 and 2. There will be no cumulative voting in the election of directors. Under Delaware law, abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present and will have the effect of a vote against a matter, except for the election of directors in which case an abstention will have no effect. Shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter (called “broker non-votes”), will be considered present for quorum purposes but not considered entitled to vote on that matter. Accordingly, broker non-votes will not have any impact on the vote on a matter.

     Under the rules of the New York Stock Exchange (“NYSE”) in effect at the time this Proxy Statement was printed, if you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the election of directors and the ratification of the Independent Auditor, even if the broker does not receive instructions from you.

     The following table sets forth information about the holders of the Common Stock known to the Company on March 3, 2004 to own beneficially 5% or more of the Common Stock, based on filings by the holders with the Securities and Exchange Commission (“SEC”). For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

	Name and Address	Shares	Percent

1.	FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	31,720,891	9.5%

2.	Dodge & Cox One Sansome Street, 35th San Francisco, California 94104	19,548,900	5.9%

3.	Lord, Abbett & Co. 90 Hudson Street Jersey City, New Jersey 07302	17,722,214	5.3%

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     Three Class I directors will be elected at the Annual Meeting of Stockholders to serve for three-year terms expiring at the Annual Meeting of Stockholders expected to be held in April 2007.

     The following table sets forth each nominee director’s name, all positions with the Company held by the nominee, the nominee’s principal occupation, age, year in which the nominee first became a director of the Company and class. Each nominee director has agreed to serve if elected.

			Director
Nominees	Principal Occupation	Age	Since	Class

Edward P. Djerejian	Director of the James A. Baker III Institute for Public Policy at Rice University since 1994. Ambassador Djerejian served as U.S. Ambassador to Israel from 1993 to 1994. He served as Assistant Secretary of State for Near Eastern Affairs from 1991 to 1993. Ambassador Djerejian also served as U.S. Ambassador to the Syrian Arab Republic from 1988 to 1991, as Deputy Assistant Secretary of Near Eastern and South Asian Affairs from 1986 to 1988 and as Special Assistant to the President and Deputy Press Secretary for Foreign Affairs from 1985 to 1986. He is a director of Global Industries, Ltd. and Occidental Petroleum.	64	2001	I

H. John Riley, Jr.	Chairman of the Board of Cooper Industries, Ltd. (diversified manufacturer) since 1996, Chief Executive Officer since 1995 and President since 1992. He was Executive Vice President, Operations of Cooper Industries, Inc. from 1982 to 1992 and Chief Operating Officer from 1992 to 1995. Mr. Riley is a director of The Allstate Corporation. Mr. Riley also serves as a director of the Electrical Manufacturers Club, the Manufacturers Alliance/MAPI, Inc., Junior Achievement, Inc., Central Houston, Inc. and the National Association of Manufacturers and as a trustee of the Museum of Fine Arts, Houston.	63	1997	I

Charles L. Watson	Chairman of Eagle Energy Partners (energy marketing), Chairman of Wincrest Ventures, L.P. (private investments) since January 1998 and Founding Partner of Caldwell Watson Real Estate Group, Inc. since 1994. Former Chairman and Chief Executive Officer of Dynegy Inc. (diversified energy) from 1989 to 2002. Mr. Watson was elected Chairman and Chief Executive Officer of NGC Corporation, the predecessor of Dynegy, in 1989. He served as President of NGC Corporation from its establishment in 1985 until 2000. Mr. Watson serves on the National Petroleum Council and the Governor’s Business Council. He is a founding member of the Natural Gas Council. Mr. Watson is also a board member of Theatre Under the Stars, Hobby Center for the Performing Arts, Central Houston, Inc. and Baylor College of Medicine.	54	1998	I

Information Concerning Directors Not Standing for Election

     The following table sets forth certain information for those directors whose present terms will continue after the Annual Meeting of Stockholders. The term of each Class II and Class III director expires at the 2005 and 2006 Annual Meeting of Stockholders, respectively.

     Pursuant to the Company’s Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors will appoint a successor, and the director so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, disqualification or other cause created the vacancy, and thereafter until the election of a successor director. Mr. Richard D. Kinder has advised the Company that he is retiring as a director of the Company effective as of this Annual Meeting of Stockholders. Mr. Brady has been elected by the remaining Class II directors in accordance with the Company’s Bylaws to fill the vacancy created upon the retirement of Mr. Kinder. Mr. Brady will complete the term of Mr. Kinder and serve until the 2005 Annual Meeting of Stockholders.

			Director
Directors	Principal Occupation	Age	Since	Class

Larry D. Brady	Chairman of the Board and Chief Executive Officer of UNOVA, Inc. (industrial technologies). Mr. Brady has served as Chairman of UNOVA since 2001 and as Chief Executive Officer since 2000. He served as President from 1999 to 2001 and as Chief Operating Officer from 1999 to 2000. Mr. Brady served as President of FMC Corporation from 1993 to 1999. He served as a Vice President of FMC from 1984 to 1989, as Executive Vice President from 1989 to 1999 and was a director from 1989 to 1999. Mr. Brady is a director of Pactiv Corporation, a member of the Advisory Board of Northwestern University’s Kellogg School of Management and Vice Chairman of the Board of Trustees of the National Merit Scholarship Corporation.	61	2004	II

Clarence P. Cazalot, Jr.	President and Chief Executive Officer and Director since 2002 of Marathon Oil Corporation, formerly known as USX Corporation (diversified petroleum), and he is also a member of the Board of Managers of Marathon Ashland Petroleum LLC. He served as Vice Chairman of USX Corporation and President of Marathon Oil Company from 2000 to 2001. Mr. Cazalot was with Texaco Inc. from 1972 to 2000, and while at Texaco served in the following executive positions: President of Worldwide Production Operations of Texaco Inc. from 1999 to 2000; President of International Production and Chairman of London-based Texaco Ltd. from 1998 to 1999; President of International Marketing and Manufacturing from 1997 to 1998; President of Texaco Exploration and Production Inc. from 1994 to 1998; and President of Texaco’s Latin America/West Africa Division from 1992 to 1994. In 1992, he was named Vice President, Texaco Inc. He is a director and Executive Committee member of both the U.S. Saudi Arabian Business Council and the American Petroleum Institute. Mr. Cazalot is a member of the Board of Directors of the Greater Houston Partnership, the Sam Houston Area Council, Boy Scouts of America and the National Association of Manufacturers.	53	2002	II

			Director
Directors (cont'd.)	Principal Occupation	Age	Since	Class

Anthony G. Fernandes	Former Chairman, President and Chief Executive Officer of Phillip Services Corporation (diversified industrial services provider) from August 1999 to April 2002. He was Executive Vice President of ARCO (Atlantic Richfield Company) from 1994 to 1999, President of ARCO Coal, a subsidiary of ARCO from 1990 to 1994 and Corporate Controller of ARCO from 1987 to 1990. Mr. Fernandes is a member of the Claremont McKenna College Board of Trustees and also serves on the Board of Black & Veatch, Cytec Industries and Tower Automotive.	58	2001	II

Claire W. Gargalli	Former Vice Chairman, Diversified Search and Diversified Health Search Companies (executive search consultants) from 1990 to 1998. Ms. Gargalli served as President and Chief Operating Officer of Equimark from 1984 to 1990. During that period, she also served as Chairman and Chief Executive Officer of Equimark’s two principal subsidiaries, Equibank and Liberty Bank. Ms. Gargalli is a director of Praxair, Inc. and UNOVA, Inc. She is also a trustee emeritus of Carnegie Mellon University and Middlebury College.	61	1998	III

James A. Lash	First Selectman, Greenwich, Connecticut (city government) since 2003 and Chairman of Manchester Principal LLC and its predecessor company (high technology venture capital firm) since 1982. Mr. Lash also served as Chairman and Chief Executive Officer of Reading Tube Corporation from 1982 to 1996. Mr. Lash is a director of B.H.I.T., Inc., Ivy Animal Health, Inc., Vesper Corporation, Unicast Communications and Webridge, Inc. Mr. Lash is a director of City Center 55th Street Foundation, Inc. and a Member of the Corporation of Massachusetts Institute of Technology (“MIT”).	59	2002	III

James F. McCall	Executive Director of the American Society of Military Comptrollers since 1991. He was Lieutenant General and Comptroller of the U.S. Army from 1988 until 1991, when he retired. General McCall was commissioned as 2nd Lieutenant of Infantry in 1958 and was selected into the Army’s Comptroller/Financial Management career field in 1970. General McCall is Chairman of the Board of Enterprise Bancorp Inc. and former Vice Chairman of the Board of Directors of the American Refugee Committee.	69	1996	III

J. Larry Nichols	Chairman of the Board and Chief Executive Officer of Devon Energy Corporation (independent energy company). Mr. Nichols has served as Chairman of Devon Energy Corporation since 2000, as Chief Executive Officer since 1980 and was President from 1976 until May 2003. Mr. Nichols is also a director of Smedvig asa, (independent energy company). He also serves as a director of the Oklahoma City Branch of the Federal Reserve Bank of Kansas City. Mr. Nichols serves as a director of several trade associations relevant to the oil and gas exploration and production business.	61	2001	II

			Director
Directors (cont'd.)	Principal Occupation	Age	Since	Class

Michael E. Wiley	Chairman of the Board and Chief Executive Officer of Baker Hughes since August 2000. He also served as President of Baker Hughes from August 2000 to February 2004. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company (integrated energy company) from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., (independent oil and gas company). Mr. Wiley is a director of Spinnaker Exploration and the American Petroleum Institute, a trustee of the University of Tulsa and a member of the National Petroleum Council. He also serves on the Advisory Board of Riverstone Holdings LLC.	53	2000	III

CORPORATE GOVERNANCE

     The Company’s Board of Directors believes that the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which practices the Board and management believe promote this purpose, are sound and represent best practices. The Board continually reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listings standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company’s Corporate Governance Guidelines (“Governance Guidelines”) as the principles of conduct of the Company’s business affairs to benefit its stockholders. Upon the recommendation of the Company’s Governance Committee, the Board has amended the Governance Guidelines to conform such guidelines to the final NYSE corporate governance listing standards and the recent rules promulgated by the SEC. The Governance Guidelines are attached as Annex A to this Proxy Statement and are also posted under the About Baker Hughes section of the Company’s website at www.bakerhughes.com.

Board of Directors

     During the fiscal year ended December 31, 2003, the Board of Directors held nine meetings and each director attended at least 75% of the total number of meetings of the Company’s Board of Directors and respective Committees on which he or she served. In fiscal year 2003, each non-employee director was paid an annual retainer of $60,000, with each Committee Chairman receiving an additional annual fee of $10,000. Effective as of July 1, 2003, each member of the Audit/Ethics Committee, including the Chairman, began receiving an additional annual retainer fee of $5,000. Each non-employee director receives annual non-retainer equity in a total amount of $50,000, with $30,000 issued in the form of restricted shares of the Company’s Common Stock and $20,000 issued in the form of stock options in the Company’s Common Stock. Restricted stock grants in the amount of $15,000 and stock option grants in the amount of $10,000 will be made in January and July of each year starting in January 2003. The restricted stock will vest upon retirement from the Company’s Board of Directors, and the stock options vest one-year from the date of grant. The Company used to provide benefits under a Directors Retirement Plan, which plan remains in effect until all benefits accrued thereunder are paid in accordance with the current terms and conditions of that Plan. No additional benefits have been accrued under the Plan since December 31, 2001.

Director Independence

     All members of the Board of Directors, other than the Chairman/CEO, Mr. Wiley, satisfy the independence requirements of the NYSE. In addition, the Board has adopted a “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert” included as Exhibit C to the Governance Guidelines, which is attached as Annex A to this Proxy Statement. Such Policy supplements the independence requirements recently promulgated by the NYSE. Directors who meet these standards are considered to be “independent.” The Board has determined that the nominees for election at this Annual Meeting, Messrs. Djerejian, Riley and Watson, as well as all other directors, Ms. Gargalli and Messrs. Brady, Cazalot, Fernandes, Kinder, Lash, McCall and Nichols, other than Mr. Wiley, meet these standards and are, therefore, considered to be independent directors.

Regularly Scheduled Executive Sessions of Non-Management

     The Governance Guidelines provide for executive sessions of independent non-management directors to follow every regularly scheduled meeting of the Board of Directors. The Governance Committee will review and recommend to the Board a director to serve as Lead Director during executive sessions. Currently, Mr. Riley serves as Lead Director during executive sessions of independent non-management directors.

     Stockholders wishing to communicate directly with any director, including the Lead Director or non-management directors as a group, may do so as prescribed in the “Stockholder Communications with the Board of Directors” procedures included as Exhibit E to the Governance Guidelines, which is attached as Annex A to this Proxy Statement.

Committees of the Board

     The Board of Directors has, in addition to other committees, an Audit/Ethics Committee, a Compensation Committee and a Governance Committee. The Audit/Ethics Committee, Compensation Committee and Governance Committees are comprised solely of independent directors in accordance with NYSE corporate governance listing standards. The Board of Directors adopted revised charters for the Audit/Ethics, Compensation and Governance Committees that comply with the requirements of the NYSE standards, applicable provisions of the Sarbanes-Oxley Act of 2002 ( “SOX”) and SEC rules. Each of the charters has been posted and is available for public viewing under the About Baker Hughes section of the Company’s website at www.bakerhughes.com.

     Audit/Ethics Committee. The Audit/Ethics Committee, which is comprised of Messrs. McCall (Chairman), Cazalot, Fernandes, Lash and Nichols, held 13 meetings during fiscal year 2003. The Board of Directors has determined that the Audit/Ethics Committee members meet the NYSE standards for independence. The Audit/Ethics Committee Charter, which was revised in July of 2003 and subsequently approved by the Board, is attached as Annex B to this Proxy Statement and can be accessed electronically under the About Baker Hughes section of the Company’s website at www.bakerhughes.com. The Company’s Corporate Audit Department sends written reports quarterly to the Audit/Ethics Committee on its audit findings and the status of its internal audit projects. The Audit/Ethics Committee provides assistance to the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, the review and pre-approval of the current year audit and non-audit fees and the Company’s risk analysis and risk management procedures. In addition, the Audit/Ethics Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit/Ethics Committee has developed “Procedures for the Receipt, Retention and Treatment of Complaints” to address complaints received by the Company regarding accounting, internal controls or auditing matters. Such procedures are included as Exhibit F to the Governance Guidelines, which is attached as Annex A to this Proxy Statement. The Audit/Ethics Committee is also responsible for the selection and hiring of the Company’s independent auditor. To promote independence of the audit, the Committee consults separately and jointly with the independent auditors, the internal auditors and management.

     The Board has reviewed the experience of the members of the Audit/Ethics Committee and has found that all five members of the Committee meet the qualifications to be an “audit committee financial expert” under the SEC rules issued pursuant to the SOX. In addition, the Board has designated Anthony G. Fernandes as the member of the Committee who will serve as the “audit committee financial expert” of the Company’s Audit/Ethics Committee.

     Compensation Committee. The Compensation Committee, which is comprised of Messrs. Kinder (Chairman), Djerejian, Riley, Watson and Ms. Gargalli, held five meetings during fiscal year 2003. The Board of Directors has determined that the Compensation Committee members meet the NYSE standards for independence. The Compensation Committee Charter, which was revised in July of 2003 and subsequently approved by the Board can be accessed electronically under the About Baker Hughes section of the Company’s website at www.bakerhughes.com. The functions performed by the Compensation Committee include reviewing Baker Hughes’ executive salary and bonus structure; reviewing Baker Hughes’ stock option plans (and making grants thereunder), employee retirement income plans, the employee thrift plan and the employee stock purchase plan; setting bonus goals; approving salary and bonus awards to key executives; recommending incentive compensation and stock award plans for approval by stockholders; and reviewing management succession plans.

     Governance Committee. The Governance Committee, which is comprised of Messrs. Riley (Chairman), Cazalot, Djerejian, McCall and Watson, held three meetings during fiscal year 2003. The Board of Directors has determined that the Governance Committee members meet the NYSE standards for independence. A current copy of the Governance Committee Charter, which was revised in July of 2003 and subsequently approved by the Board, can be accessed electronically under the About Baker Hughes section of the Company’s website at www.bakerhughes.com. The functions performed by the Governance Committee include overseeing the Company’s corporate governance affairs and monitoring compliance with the Governance Guidelines. In addition, the Governance Committee nominates candidates for the Board of Directors, selects candidates to fill vacancies on the Board, reviews the structure and composition of the Board, considers the qualifications required for continuing Board service and recommends directors’ fees.

     The Governance Committee has established, in accordance with the Company’s Bylaws regarding stockholder nominees, a policy that it will consider director candidates recommended by stockholders. Stockholders desiring to make such recommendations should submit, between October 18, 2004 and November 17, 2004, in accordance with the Company’s Bylaws and “Policy and Submission Procedures for Stockholder Recommended Director Candidates” included as Exhibit D to the Governance Guidelines attached as Annex A to this Proxy Statement, to: Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740, or to the Corporate Secretary c/o Baker Hughes Incorporated, 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177 and should be accompanied by substantially the same types of information as are required under the Company’s Bylaws for stockholder nominees.

     The Governance Committee has implemented policies regarding Board membership. The Governance Committee will consider candidates based upon the size and existing composition of the Board, the number and qualifications of candidates, the benefit of continuity on the Board and the relevance of the candidate’s background and experience to issues facing the Company. The criteria used for selecting directors are described in the Company’s “Guidelines for Membership on the Board of Directors,” included as Exhibit A to the Governance Guidelines attached as Annex A to this Proxy Statement. In addition, the Company has established a formal process for the selection of candidates, as described in the Company’s “Selection Process for New Board of Directors Candidates” included as Exhibit B to the Governance Guidelines attached as Annex A to this Proxy Statement, and are evaluated based on their background, experience and other relevant factors as described in the Guidelines for Membership on the Board of Directors. The Board or the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

     Each of the current nominees for director listed under the caption “Election of Directors” is an existing director standing for re-election. The Company has not paid any fee to a third party to identify or evaluate, or assist in identifying or evaluating potential nominees. In connection with the 2004 Annual Meeting, the Governance Committee did not receive any recommendation for a nominee proposed from any stockholder or group of stockholders owning more than 5% of the Company’s Common Stock.

Stockholder Communications with the Board of Directors

     The Company’s Annual Meeting provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Company’s Board of Directors on matters relevant to the Company. In accordance with the Company’s “Annual Meeting Director Attendance Policy,” which has been incorporated into the Governance Guidelines attached as Annex A to this Proxy Statement, all directors and nominees for election as directors are requested and encouraged to personally attend the Company’s Annual Meeting. All of the Company’s directors and director nominees attended the Company’s 2003 Annual Meeting.

     In order to provide the Company’s stockholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, a process has been established for communications with any member of the Board of Directors, including the Company’s Lead Director, the Chairman of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee or with the non-management directors as a group. The procedures for “Stockholder Communications with the Board of Directors” are included as Exhibit E to the Governance Guidelines attached as Annex A to this Proxy Statement.

Business Code of Conduct

     The Company has a Business Code of Conduct that applies to all employees, which includes the code of ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and all other persons performing similar functions within the meaning of the regulations adopted by the SEC under the SOX. In addition, each of such officers has certified compliance with the Company’s Business Code of Conduct as well as with the applicable NYSE and SOX provisions. The Company’s Business Code of Conduct and Code of Ethical Conduct Certification are posted under the About Baker Hughes section of the Company’s website at www.bakerhughes.com.

SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 3, 2004 by each director and director nominee, the persons named in the Summary Compensation Table below and the directors and executive officers as a group. The table includes transactions effected prior to the close of business on March 3, 2004.

	Shares Beneficially Owned

	Shares		Shares Subject to Options	Total
	Owned		which are or will become	Beneficial	% of
Name	as of 3/3/04		Exercisable prior to 5/3/04	Ownership	Class(1)

Clarence P. Cazalot, Jr.	2,591		1,142	3,733	—
Edward P. Djerejian	2,591		4,142	6,733	—
Anthony G. Fernandes	4,591		9,206	13,797	—
Claire W. Gargalli	10,309		12,542	22,851	—
Richard D. Kinder	10,591		6,142	16,733	—
James A. Lash	2,591		1,142	3,733	—
James F. McCall	4,591		6,142	10,733	—
J. Larry Nichols	2,591		4,142	6,733	—
H. John Riley, Jr.	12,591		8,142	20,733	—
Charles L. Watson	2,591		40,495	43,086	—
Michael E. Wiley	213,600	(2)	1,295,791	1,509,391	—
Andrew J. Szescila	40,020	(3)	393,368	433,388	—
G. Stephen Finley	67,049	(4)	258,190	325,239	—
Alan R. Crain, Jr.	7,850		96,618	104,468	—
James R. Clark	50,413	(5)	31,630	82,043	—
All directors and executive officers as a group (25 persons)	536,800		3,060,535	3,597,335	—

(1)	No percent of class is shown for holdings of less than 1%.

(2)	Includes a one-time, stock-matching award of 40,000 shares of restricted stock issued in 2002 to which Mr. Wiley was entitled under the provisions of his employment agreement, as amended. See “Employment and Severance Agreements” for a description of Mr. Wiley’s employment agreement.

(3)	Includes 25,000 shares issued as a restricted stock award on January 24, 2001, which award vested upon his retirement on December 31, 2003. Mr. Szescila used 9,112 shares to pay a portion of the federal income tax withholding due upon the vesting of his restricted stock on December 31, 2003.

(4)	Includes 20,000 shares issued as a restricted stock award on October 23, 2002, which award will vest on June 30, 2006.

(5)	Includes a one-time, stock-matching award of 25,000 shares of restricted stock issued on September 2, 2002, which award will vest upon Mr. Clark’s retirement from the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Under the Corporate Executive Loan Program, Mr. Andrew J. Szescila, retired Senior Vice President and Chief Operating Officer, received a loan from the Company on March 29, 1999, in the principal amount of $125,000. In December 2003, Mr. Szescila repaid prior to the March 29, 2004 maturity, the remaining $62,500 principal balance of his loan, together with interest at the rate of 6.2% per annum up to and including the date of payment. In accordance with the provisions of the SOX, the Company has discontinued the Corporate Executive Loan Program, with Mr. Szescila’s loan grandfathered since it was made prior to the enactment of the statute.

CHARITABLE CONTRIBUTIONS

     Within the preceding year, the Company did not make any contributions to any charitable organization in which an independent director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. SEC regulations require executive officers, directors and greater than 10% beneficial owners to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, the Company believes, that during its fiscal year ended December 31, 2003, the Company’s executive officers and directors complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by the Chief Executive Officer and the four most highly compensated executive officers of the Company for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2003, 2002 and 2001. Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

		Annual Compensation			Long Term Compensation

					Awards

							Securities
				Other	Restricted		Underlying
				Annual	Stock		Options
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Awards		(# Shares)(2)

Michael E. Wiley, Chairman of	2003	$998,469	$918,592	$142,782	—		300,000
the Board and Chief	2002	969,423	490,000	283,239	40,000	(3)	210,000
Executive Officer	2001	925,000	1,193,990	156,720	—		640,791

Andrew J. Szescila, retired Senior	2003	615,425	424,643	115,314	—		126,000
Vice President and Chief	2002	594,423	226,875	164,918	—		100,000
Operating Officer(4)	2001	542,462	659,230	106,623	25,000	(5)	—

G. Stephen Finley, Senior Vice	2003	483,441	289,098	92,905	—		79,000
President – Finance and	2002	464,677	160,000	120,692	20,000	(6)	62,000
Administration and	2001	426,312	435,822	78,758	—		—
Chief Financial Officer

Alan R. Crain, Jr., Vice President	2003	386,346	195,491	77,212	—		54,500
and General Counsel	2002	375,508	114,345	128,128	—		39,000
	2001	364,071	370,224	229,135 (7)	—		39,000

James R. Clark, President and	2003	321,270	245,134	74,890	—		26,000
Chief Operating Officer(8)	2002	297,027	155,414	74,208	25,000	(9)	22,000
	2001	236,462	168,985	26,387	—		25,000

(1)	Other Annual Compensation includes Company contributions to the Baker Hughes Thrift Plan, the Baker Hughes Supplemental Retirement Plan, the Baker Hughes Pension Plan, life insurance premiums, perquisites and other compensation for the named executive officers. Amounts for fiscal year 2003 for the persons named above are as follows:

	Thrift	SRP		Pension		Life	Perquisites	Total

Michael E. Wiley	$11,200	$103,097		$8,000		$3,528	$16,957	$142,782
Andrew J. Szescila	12,200	85,087	*	8,000	*	2,178	7,849	115,314
G. Stephen Finley	9,920	59,293		8,000		4,257	11,435	92,905
Alan R. Crain, Jr.	11,200	40,883		8,000		3,402	13,727	77,212
James R. Clark	11,200	38,002		8,000		2,688	15,000	74,890

*Mr. Szescila retired on December 31, 2003 and was not vested in the pension account portion of his SRP or his Baker Hughes Pension Account. Thus, Mr. Szescila is not eligible to receive the pension portions of these accounts.

(2)	See Footnote (1) to table in “– Stock Options Granted During 2003” below.

(3)	Mr. Wiley received a one-time, stock-matching award of 40,000 shares of restricted stock on June 30, 2002 valued at $1,331,600. See Footnote (2) to the table under the caption “Security Ownership of Management” above.

(4)	Mr. Szescila retired as Senior Vice President and Chief Operating Officer of the Company effective December 31, 2003.

(5)	Mr. Szescila was awarded 25,000 shares of restricted Common Stock valued at $1,026,563 on January 24, 2001. See Footnote (3) to the table under the caption “Security Ownership of Management” above. Mr. Szescila received the Company’s ordinary dividend payment on the award on a quarterly basis in 2002. The 25,000-share award vests upon the three-year anniversary of the award, January 24, 2004; however, the Board of Directors of the Company accelerated the vesting of the stock award to December 31, 2003.

(6)	On October 23, 2002, Mr. Finley was awarded 20,000 shares of restricted Common Stock valued at $554,600 on October 22, 2002. See Footnote (4) to the table under the caption “Security Ownership of Management” above. After October 23, 2002, Mr. Finley received the Company’s ordinary dividend payment on the award on a quarterly basis. The 20,000-share award vests on June 30, 2006. At December 31, 2003, Mr. Finley held 20,000 shares of restricted stock, valued at $643,200, based upon the closing stock price of $32.16 per share of Common Stock on the NYSE on December 31, 2003.

(7)	Mr. Crain was appointed Vice President and General Counsel effective October 25, 2000. In 2001, Mr. Crain received other compensation in the amount of $182,885 related to his relocation to Houston (reflected in “Other Annual Compensation” for 2001).

(8)	Mr. Clark was appointed President and Chief Operating Officer of the Company effective February 4, 2004. He served as Vice President, Marketing and Technology of the Company from August 2003 to February 2004.

(9)	Mr. Clark received a one-time, stock-matching award of 25,000 shares of restricted stock on September 2, 2002 valued at $687,500. After that date through December 3, 2003, Mr. Clark received a cash payment equivalent to the Company’s ordinary dividend payment on the award on a quarterly basis. As of December 3, 2003, Mr. Clark will receive the ordinary quarterly cash dividends versus such cash payment equivalent. See Footnote (6) to the table under the caption “Security Ownership of Management” above.

STOCK OPTIONS GRANTED DURING 2003

     The following table sets forth certain information regarding stock options granted during fiscal year 2003 to the persons named in the Summary Compensation Table above. The theoretical values on the date of the grant of stock options granted in 2003 shown below are presented pursuant to SEC rules and are calculated using the Black-Scholes Model for pricing options. The theoretical values of options trading in the stock markets do not necessarily bear a relationship to the compensation cost to the Company or potential gain realized by an executive. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the theoretical values of stock options reflected in this table actually will be realized.

		% of Total
		Options			Grant Date
Name and	Options	Granted	Exercise	Expiration	Theoretical
Date of Option Grant	Granted	to Employees	Price	Date	Value(1)

Michael E. Wiley
01/29/2003	150,000	12.4%	$29.25	01/29/2013	$1,446,000
07/22/2003	150,000	12.1%	32.62	07/22/2013	1,612,500

Andrew J. Szescila (2)
01/29/2003	63,000	5.2%	29.25	12/31/2006	607,320
07/22/2003	63,000	5.1%	32.62	12/31/2006	677,250

G. Stephen Finley
01/29/2003	39,500	3.3%	29.25	01/29/2013	380,780
07/22/2003	39,500	3.2%	32.62	07/22/2013	424,625

Alan R. Crain, Jr.
01/29/2003	27,000	2.2%	29.25	01/29/2013	260,280
07/22/2003	27,500	1.9%	32.62	07/22/2013	295,625

		% of Total
		Options			Grant Date
Name and	Options	Granted	Exercise	Expiration	Theoretical
Date of Option Grant	Granted	to Employees	Price	Date	Value(1)

James R. Clark
01/29/2003	12,000	1.0%	29.25	01/29/2013	115,680
07/22/2003	14,000	1.1%	32.62	07/22/2013	150,500

(1)	The theoretical values on the grant date are calculated under the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate the option’s theoretical value, including the stock’s historical volatility, the dividend rate, the expected life of the option and risk-free interest rates. The grant date theoretical value assumes a volatility of 45%, a dividend yield of 1.6%, a risk-free rate of return of 2.5% and an expected option life of 3.8 years.

(2)	Upon Mr. Szescila’s retirement all of his options vested with a three-year exercise period from December 31, 2003.

AGGREGATED OPTION EXERCISES DURING 2003
AND OPTION VALUES AT DECEMBER 31, 2003

     The following table sets forth certain information regarding options that the persons named in the Summary Compensation Table above exercised during 2003 and the options that those persons held at December 31, 2003. The values of unexercised in-the-money stock options at December 31, 2003, shown below, are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised.

	Option Exercises		Unexercised Options at December 31, 2003

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options ($) (1)

	Shares Acquired	Value
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael E. Wiley	—	$—	997,195	653,596	$—	$635,495
Andrew J. Szescila	4,555	27,990	548,369	—	3,114,795	—
G. Stephen Finley	53,945	576,896	234,691	120,334	537,950	238,964
Alan R. Crain, Jr.	—	—	67,802	94,150	—	39,747
James R. Clark	—	—	23,963	49,037	—	—

(1)	Based on the closing price of the Common Stock of $32.16 on December 31, 2003, the last trading day of 2003.

LONG-TERM INCENTIVE PLAN
AWARDS DURING 2003

		Performance
		or Other
	Number of Shares,	Period Until	Estimated Future
	Units or Other	Maturation	Payouts Under
	Rights (#)	or Payout	Non-Stock Price-Based Plans(2)

	(1)		Target	Maximum
Name			($ or #)(3)	($ or #)(4)

Michael E. Wiley	n/a	12/31/04	$285,000	$570,000
Andrew J. Szescila(5)	n/a	12/31/04	140,000	280,000
G. Stephen Finley	n/a	12/31/04	87,500	175,000
Alan R. Crain, Jr.	n/a	12/31/04	55,000	110,000
James R. Clark	n/a	12/31/04	67,500	135,000

(1)	Under the Company’s 2002 Director & Officer Long-Term Incentive Plan, individuals may be awarded a performance unit that subject to the terms and conditions of the plan may entitle the individual to receive shares of restricted stock. If the Company achieves a first or second ranking in total shareholder return for the applicable two-year measurement period, as compared to the rankings of the designated competitors, the Company will issue shares of its restricted stock equal to a specified dollar amount. The calculation of the number of shares of restricted stock to be issued will be based on the price per share of the last sale of the Company’s Common Stock on the last trading day for the applicable two-year period, as listed in the NYSE composite transactions. The restricted stock will vest one-year from the date of issuance. If the Company does not achieve first or second ranking in its total shareholder return for the applicable two-year period, as compared to the designated competitors, the performance unit awards will lapse and be forfeited. For the two-year period ending December 31, 2003, the Company did not receive the requisite ranking, so no restricted stock was awarded. The Company is currently in the second year for the period ending on December 31, 2004. See the “Compensation Committee Report” for additional information.

(2)	Under the Company’s 2002 Director & Officer Long-Term Incentive Plan, the performance unit award made effective December 2002 will be for the two-year period ending December 31, 2004. For the two-year period ending December 31, 2004, the shares of restricted stock that will be issued if the requisite ranking is achieved will be equal to the dollar value specified for each executive officer named in the Summary Compensation Table for the ranking achieved. See the “Compensation Committee Report” for additional information.

(3)	The “Target” is the equivalent of the attainment of the second rank in total shareholder return for the applicable two-year period ending December 31, 2004.

(4)	The “Maximum” is the equivalent of the attainment of first rank in total shareholder return for the applicable two-year period ending December 31, 2004.

(5)	Mr. Szescila retired from the Company on December 31, 2003. In accordance with the terms and conditions of the performance award agreements, Mr. Szescila forfeited his performance award units; and therefore, will receive no payment under these awards.

PENSION PLAN TABLE

     Baker Hughes adopted the Baker Hughes Incorporated Pension Plan, effective January 1, 2002, to provide benefits to its U.S. employees. (Employees outside the U.S. are covered under different retirement plans.) Employees who are officers of the Company participate on the same basis as other eligible employees. The Pension Plan is a tax-qualified, defined benefit plan funded entirely by the Company. Under the provisions of the Pension Plan, a cash balance account is established for each participant. Company contributions are made quarterly to the accounts, and the contribution percentage is determined by the employee’s age on the last day of the quarter and is applied to quarterly eligible compensation. In addition to the Company contributions, the cash balance accounts are credited with interest credits based on the balance in the account on the last day of the quarter, using the applicable interest rate provided under section 417(e)(3)(A)(ii)(II) of the Internal Revenue Code of 1986, as amended. The following are the quarterly contribution rates under the Pension Plan:

Age at end of	Percentage
Quarter	Contribution

Under age 35	2.0%
35 – 39	2.5%
40 – 44	3.0%
45 – 49	3.5%
50 and older	4.0%

     An employee is fully vested in his or her Pension Plan account after five years of service. However, regardless of the number of years of service, an employee is fully vested if the employee retires from Baker Hughes at age 65 or later, or upon the death of the employee. In addition, employees of Baker Hughes who were 55 years or older on January 1, 2002, had their prior years of service with Baker Hughes counted in the number of years of service. Employees who are fully vested are eligible for early retirement benefits starting at age 55. Pension Plan benefits in excess of $5,000 may be paid in the form of a single lump sum, a single life annuity, or if an employee is married, a joint and 50% survivor annuity.

     Estimated annual benefits payable upon retirement at normal retirement age (i.e., age 65) under the Baker Hughes Pension Plan to each executive named in this Proxy Statement are reflected in the following table. The retirement benefits in the table are calculated based on the assumptions that each executive officer named in the Summary Compensation Table will remain an employee until age 65 at the base salary shown in the Summary Compensation Table, with no pay increases, cash balances are credited at the rate of 4% per quarter, interest is credited quarterly using the applicable rate at November 1 of the preceding plan year, and the terms of the Pension Plan remain unchanged. Mr. Szescila retired on December 31, 2003 and was not fully vested and will not receive any benefit under the Baker Hughes Pension Plan.

	Approximate Years of	Estimated Annual
	Credited Service at	Benefits Payable at
Named Officer	Anticipated Retirement	Anticipated Retirement

Michael E. Wiley	13	$16,076.64
Andrew J. Szescila	Retired	0.00
G. Stephen Finley	13	16,633.56
Alan R. Crain, Jr.	14	17,267.76
James R. Clark	13	15,231.48

     In addition to the Pension Plan, the Company has a Supplemental Retirement Plan to provide covered executives with the total amount of retirement benefit that they would have otherwise received under the Pension Plan but for legislated compensation ceilings in compliance with certain sections of the Internal Revenue Code, which limit retirement benefits payable under qualified plans. In accordance with these legislated ceilings, eligible compensation under the Plan was limited to $200,000 in 2003. The ceiling may be adjusted in the future by regulations issued under the Internal Revenue Code. See Footnote (1) to the table under the caption “Summary Compensation Table.”

EMPLOYMENT, SEVERANCE AND INDEMNIFICATION
AGREEMENTS

     The Company has an employment agreement with Michael E. Wiley, dated as of July 17, 2000, which provides for the employment of Mr. Wiley for an initial three-year period ending August 14, 2003, subject to termination as provided in the agreement. The agreement provides that, after one year of the effective date of the agreement, the term of the agreement is to be automatically extended for one additional year unless the Company or the executive gives notice, within the period specified in the agreement, to not extend the term. Pursuant to Mr. Wiley’s amended employment agreement, he received a one-time, stock matching grant of 40,000 shares of restricted stock based on the number of shares of Common Stock Mr. Wiley owned as of June 30, 2002. Mr. Wiley’s employment agreement was also amended in December 2001 to change the termination date from August 14, 2003 to December 31, 2003 and to revise other related dates accordingly. The term of Mr. Wiley’s employment agreement is automatically extended for an additional year unless notice of nonextension has been given by the December 1st prior to January 1st. During the term of the employment agreement, Mr. Wiley is entitled to receive the following, all as established from time to time by the Board of Directors or the Compensation Committee:

•	a base salary;

•	the opportunity to earn annual cash bonuses in amounts that may vary from year to year and that are based upon achievement of performance goals;

•	long-term incentives in the form of equity-based compensation no less favorable than awards made to other senior executives of the Company and that are commensurate with awards granted to CEOs of other public companies of a similar size to the Company; and

•	benefits and perquisites that other officers and employees of the Company are entitled to receive.

     Mr. Wiley’s base salary is to be reviewed at least annually during the term of the employment agreement and could be increased (but not decreased) based upon his performance during the year. Upon the termination of Mr. Wiley’s employment due to his Disability (as defined in the employment agreement) for a period of 90 days in the aggregate during any period of 12 consecutive months, or reasonable expectation of Disability for more than that period, he is to be paid one-half of his then base salary in monthly installments for the remainder of the employment agreement and a lump sum in cash equal to his expected value incentive bonus for the year of termination. In the event of his death during the term of the employment agreement, the Company is to pay one-half of his then annual base salary to his beneficiary in monthly installments for the remaining term of the employment agreement and a lump sum in cash equal to his expected value incentive bonus for the year of Mr. Wiley’s death. Upon termination of the employment agreement by Mr. Wiley for Good Reason (as defined in the employment agreement) or by the Company without Cause (as defined in the employment agreement), he is entitled to receive for the remainder of the term of the employment agreement:

(i) his then annual base salary and once a year for the remainder of the term of the employment agreement, an amount equal to his expected value incentive bonus for the year of termination (with both the annual base salary and incentive bonus subject to adjustment by the GNP price deflator),

(ii) the continuation of benefits except as may be provided by a successor employer and

(iii) accelerated vesting of all equity-based awards held as of the date of termination.

     If the employment agreement is terminated by Mr. Wiley for any reason other than a Good Reason or by the Company for Cause, he is to receive all vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination and a lump sum amount in cash equal to the sum of (i) his base salary through the date of termination; (ii) any compensation previously deferred by him (together with any accrued interest or earnings thereon) and any accrued vacation pay; and (iii) any other amounts due him as of the date of termination, in each case to the extent not theretofore paid.

     During the term of the employment agreement and for a period of two years following termination of the employment agreement, Mr. Wiley is prohibited from (i) engaging in Competition (as defined in the employment agreement) with the Company and (ii) soliciting customers, employees and consultants of the Company. To the extent any provision is covered by both the employment agreement and the severance agreement described below, the severance agreement provision so covered will supersede the employment agreement provision.

     In addition to the employment agreement described above, the Company also has severance agreements (“Severance Agreements”) with Michael E. Wiley, G. Stephen Finley, Alan R. Crain, Jr. and James R. Clark (“Named Officers”), as well as four other officers of the Company. The Severance Agreements provide for payment of certain benefits to the Named Officers as a result of termination of employment following, or in connection with, a Change in Control (described below) of the Company. The initial term of the Severance Agreements expired on December 31, 1999, except for the agreements of Messrs. Wiley and Crain, which initially expired on December 31, 2001 and the agreement of Mr. Clark, which initially expired on December 31, 2002. Beginning on January 1, 1998 for Mr. Finley, January 1, 2001 for Messrs. Wiley and Crain and January 1, 2003 for Mr. Clark and on each successive January 1 thereafter (“Extension Date”), the term of the Severance Agreements is automatically renewed for an additional year, unless notice of nonextension has been given by the September 30th prior to the Extension Date. The term is automatically extended for 24 months following a Change in Control (as defined below). Mr. Szescila had a severance agreement that terminated upon his retirement.

     Pursuant to the Severance Agreements, the Company pays severance benefits to a Named Officer if the Named Officer’s employment is terminated following a Change in Control and during the term unless:

     (i)  the Named Officer resigns without Good Reason (as defined in the Severance Agreements);

     (ii)  the Company terminates the Named Officer for Cause (as defined in the Severance Agreements) or

     (iii)  the Named Officer is terminated by reason of death or disability.

     If the Named Officer meets the criteria for payment of severance benefits due to termination of employment following a Change in Control during the term as described above, he will receive the following benefits:

(a) a lump sum payment equal to three times the sum of the Named Officer’s annual base salary in effect on the date of termination of employment or, if higher, his annual base salary in effect immediately prior to the event or circumstance constituting Good Reason for his resignation;

(b) a lump sum payment equal to three times the sum of the average annual bonus earned by the Named Officer during the three fiscal years ending immediately prior to the fiscal year in which termination of employment occurs or, if higher, immediately prior to the fiscal year in which occurs the event or circumstance constituting Good Reason; provided, that if the Named Officer has not participated in an annual bonus plan of the Company for the entirety of the three-year period, then the average bonus will be calculated using such lesser number of bonuses as have been earned;

(c) continuation of life, disability, accident and health insurance benefits and all perquisites for an additional three years;

(d) a lump sum payment equal to the sum of:

(1) any unpaid incentive compensation that has been allocated or awarded to the Named Officer for a completed fiscal year or other measuring period preceding the date of termination under the Company’s Annual Incentive Compensation Plan and that, as of the date of termination, is contingent only upon the continued employment of the Named Officer to a subsequent date, and

(2) a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to the Named Officer for all then uncompleted periods under the Company’s Annual Incentive Compensation Plan, assuming the achievement of the expected value target level of the performance goals established for the awards, provided, that if the termination of employment occurs during the same year in which the Change in Control occurs, the pro rata bonus payment shall be offset by any payments received under the Company’s Annual Incentive Compensation Plan in connection with the Change in Control;

(e) a lump sum payment equal to the present value of the benefits the Named Officer would have received had he continued to participate in the Company’s thrift and supplemental retirement plans for an additional three years, assuming for this purpose that:

(1) the Named Officer’s compensation during that three-year period remained at the levels used for calculating the severance payment described in paragraphs (a) and (b) above, and

(2) the Named Officer’s contributions to those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;

(f) eligibility for the Company’s retiree medical program if the Named Officer would have become entitled to participate in that program had he or she remained employed for an additional three years;

(g) outplacement services for a period of three years or, if earlier, until the Named Officer’s acceptance of an offer of employment and

(h) an additional amount (a “gross-up” payment) in respect of excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the Named Officer whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of equity awards).

     In addition to the above, the Severance Agreements provide for full vesting of all stock options and other equity incentive awards upon the occurrence of a Change in Control.

     Pursuant to the Severance Agreements, a “Change in Control” is deemed to occur if:

(i) any person becomes the owner of 20% or more of the Company’s voting securities (excluding securities acquired directly from the Company or its affiliates) other than a person described in (iii)(A) below;

(ii) a change in the majority of the membership of the Board occurs without approval of two-thirds of the directors who either were directors at the beginning of the period, or whose election was previously so approved;

(iii) there is consummated a merger or consolidation of the Company or a subsidiary thereof with any other corporation other than (A) a merger or consolidation with a person in which the Company’s stockholders continue to hold at least 65% of the voting securities of the surviving entity or (B) a merger or consolidation effected to implement a recapitalization of the Company and in which no person becomes the owner of 20% of the Company’s voting securities (excluding securities acquired directly from the Company or its affiliates, except securities acquired in connection with the acquisition of a business by the Company or its affiliates) or

(iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets other than a sale or disposition to an entity in which the Company’s stockholders continue to hold at least 65% of the voting securities.

     The Severance Agreements supersede any other agreements and representations made by the Named Officer or the Company containing the terms and conditions of the Named Officer’s employment with the Company only if the Named Officer’s employment with the Company is terminated in connection with a Change in Control by the Company other than for Cause (as defined in the Severance Agreements) or by the Named Officer for Good Reason (as defined in the Severance Agreements).

     In addition, the Company has an Executive Severance Plan that provides salary continuation for between 9 and 18 months for the executive officers and other benefits, based upon salary grade, if the executive’s employment is terminated for certain specific reasons, other than a Change in Control of the Company covered by the Severance Agreements described above.

     The Company has entered into an indemnification agreement with each of its directors and executive officers. These agreements require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy the Company chooses, in its discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any other rights the indemnitee may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law.

COMPENSATION COMMITTEE REPORT

To Our Stockholders

     This report is provided in accordance with SEC rules, to inform the Company’s stockholders of the Compensation Committee’s compensation policies for executive officers and the rationale for compensation paid to the Chief Executive Officer of the Company.

     The Compensation Committee consists of five independent, non-employee directors who have no “interlocking” relationships (as defined by the SEC). The Compensation Committee’s overall goal is to develop executive compensation policies that support the Company’s strategic business objectives and consider current competitive market practices. The Compensation Committee reviews and approves the design of, assesses the effectiveness of, and administers executive compensation programs and other matters. The Compensation Committee also reviews and approves all compensation and incentive programs for senior executives and evaluates CEO performance.

Compensation Philosophy

     The Company’s primary business objective is to maximize stockholder value over the long term. The Company has developed a comprehensive business strategy that emphasizes financial and organizational performance and continuing market leadership and best in class products and services.

     The following compensation policies are intended to facilitate the achievement of the Company’s business strategies:

•	Drive and reward strong business performance which supports the Company’s core values and creates superior value for stockholders and executives.

•	Provide senior executives a significant percentage of total pay that is at-risk compensation to ensure management is focused on the long-term interests of stockholders while balancing short- and long-term business goals.

•	Encourage executives to maintain significant stock holdings to align interests with those of stockholders.

•	Design competitive total compensation and rewards which enhance the Company’s ability to attract and retain knowledgeable and experienced executives.

•	Target compensation and incentive levels that reflect competitive market practices.

     An independent compensation consultant provides competitive market data which includes current compensation and benefit trends. The consultant reviews and provides survey data to the Committee to compare the Company’s executive compensation with compensation levels at companies in peer and general industry groups. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes.

     The companies in the S&P 500 Oil and Gas Equipment and Services Index in the Performance Graph included in this Proxy Statement are included in the group of companies used for compensation comparisons. The Committee believes the Company’s market for both compensation comparison and executive talent purposes consists of companies with national and international business operations and similar sales volumes, employment levels and operations in comparable lines of business.

     The key components of the executive compensation program are base salary, annual and long-term incentives and benefits. The Compensation Committee regularly reviews all elements of an executive’s total compensation package. Total compensation opportunity is targeted between the 50th and 75th percentile based on performance. Executives can be rewarded at the upper end of the range based on individual or company performance, as well as the executive’s experience and expertise.

     Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Company’s Chief Executive Officer and its four other highest paid executive officers, unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. The Company has qualified certain compensation paid to executive officers for deductibility under Section 162(m), including compensation expense related to options granted pursuant to the Company’s 1993 Stock Option Plan, and options and other long-term performance-based stock or cash awards granted pursuant to the Company’s Long-Term Incentive Plan and the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan. The Company may from time to time pay compensation to its executive officers that may not be deductible.

Base Salaries

     Executive base salaries are targeted at median levels of the peer and general industry group. Base salaries are determined by evaluating an executive’s level of responsibility and experience, company-wide performance and internal and external equity.

     After evaluating the competitive market data, increases to base salaries, if any, are driven primarily by individual performance. Individual performance considers the executive’s efforts in achieving business results; promoting the Company’s core values and keys to success; continuing educational and management training; improving product quality; developing relationships with customers, suppliers and employees; and demonstrating leadership abilities among co-workers.

     In March 2003, the Compensation Committee set the base salary, effective June 2003 for Mr. Michael E. Wiley, Chairman of the Board, President and Chief Executive Officer, at $1,014,300 per year. This salary was established comparing the compensation of chief executive officers in a group of comparator companies based on data provided by the independent consultant.

Annual Incentives

     The annual incentive compensation plan provides executives with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit and individual performance goals.

     Each year, the Compensation Committee establishes specific goals relating to each executive’s bonus opportunity. Executives are assigned threshold, target and overachievement bonus levels based on a percentage of their base salary. The percentages have been established based on competitive practices of the comparator group. Executives earn bonuses to the extent to which pre-established goals are achieved. Bonus awards may be adjusted to differentiate performance among executives. However, no bonus is paid unless predetermined threshold performance levels are reached. If overachievement status is reached and surpassed, bonus awards earned over this level are paid to the executive over a two-year period.

     Performance goals are approved each year by the Compensation Committee and are based upon financial and/or strategic objectives of the Company. During fiscal year 2003, the corporate objective was based on (i) earnings per share and (ii) Baker Value Added, a Company metric that measures our operating profit after tax less the cost of capital employed as a measure of the value we create for our stockholders. Baker Value Added integrates the profit and loss results and balance sheet investments of the Company by assuring that the cost of any capital used to earn those profits is fully taken into account. Where executives have business unit responsibilities, a portion of the goal may be based on financial performance measures that support business unit performance. This portion varies with the position of each individual and the particular objectives of the Company.

     Performance targets are established by the Compensation Committee at levels that are achievable, but require above-average performance from each executive. Target bonus awards range from 45% to 100% of base salary.

     Each of the named executive officers received an annual bonus based on their contribution to the 2003 financial performance. For fiscal year 2003, Mr. Wiley earned an annual bonus in the amount of $918,592.

Long-Term Incentives

     Long-term incentives comprise the largest portion of an executive’s total compensation package, supporting the Company’s commitment to provide a total compensation package that favors at-risk pay. The Compensation Committee’s objective is to provide executives with long-term incentive award opportunities that are consistent with grants made within the comparator groups.

     Long-term incentive award guidelines are determined using competitive market references for each executive position and the individual performance of each executive.

     Long-term incentives are provided pursuant to the Company’s long-term incentive plans. Stock options are granted at an option price equal to the fair market value of the Common Stock on the date prior to the date of grant. Stock options have value if the stock price appreciates after the date the options are granted.

     Each year the Compensation Committee determines the total pool of stock options that will be made available to the Company’s executives, as well as the size of individual grants for each senior executive. The amounts vary each year and are based upon what the Compensation Committee believes is appropriate after consideration of the executive’s total compensation package and equity ownership levels.

     Mr. Michael E. Wiley was awarded a stock option grant of 150,000 shares of Common Stock, effective January 29, 2003, and a second stock option grant of 150,000 shares of Common Stock, effective July 23, 2003, at an exercise price equal to the fair market value of the stock on the date prior to the respective date of grant. The options vest and become exercisable in increments of 33 1/3% each year from the date of grant. These grants were made to furnish an incentive for Mr. Wiley to create stockholder value over the long-term.

     In fiscal year 2003, the Compensation Committee also awarded grants of options to certain of the Company’s senior executives, including Messrs. Szescila, Finley, Crain and Clark, to furnish an incentive for top performance for the mutual benefit of the employees, the Company and stockholders.

     In 2002, the Compensation Committee approved the Baker Hughes Incorporated 2002 Director and Officer Long-Term Incentive Plan for performance-related awards for senior executives in order to maintain a strong link to stockholders and provide a more balanced long-term incentive program. This plan provides for a comparison of Baker Hughes’ relative total shareholder return to a group of industry peer companies. If the Company ranks first or second in relative total shareholder return for the applicable two-year period, as compared to the rankings of designated oilfield services competitors, the Company will issue shares of restricted stock equal to a dollar value specified for each participating executive and for each ranking. If company-wide performance ranks third or lower, no awards will be earned. For the two-year period ending December 31, 2003, the applicable rankings were not achieved and no restricted stock was issued.

     In December 2003, the Compensation Committee entered into an engagement with an independent executive compensation consultant for the purpose of reviewing the Company’s executive equity compensation program. The Committee will review the recommendations from the consultant in 2004.

Summary

     The Compensation Committee believes the executive compensation program provides a competitive total compensation opportunity with a significant performance orientation. The annual incentive plan is designed to evaluate and reward for achievement of specific objectives that drive the success of the Company. The long-term incentive awards link executives directly to stockholders and reward the Company’s executives for continuing positive stock performance on an absolute and relative basis.

Richard D. Kinder (Chairman)
Edward P. Djerejian
Claire W. Gargalli
H. John Riley, Jr.
Charles L. Watson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company’s Compensation Committee consists of Messrs. Kinder, Djerejian, Riley, and Watson and Ms. Gargalli, all of whom are non-management directors. None of the Compensation Committee members has served as an officer of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of the Company’s Board of Directors.

CORPORATE PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends into Common Stock at the date of payment) with the cumulative total return on the published Standard & Poor’s 500 Stock Index and the cumulative total return on Standard & Poor’s 500 Oil and Gas Equipment and Services Index over the preceding five-year period. The following graph is presented pursuant to SEC rules. The Company believes that while total stockholder return is an important corporate performance indicator, it is subject to the vagaries of the market. In addition to the creation of stockholder value, the Company’s executive compensation program is based on financial and strategic results, and the other factors set forth and discussed above in the “Compensation Committee Report.”

Comparison of Five-Year Cumulative Total Return*
Baker Hughes Incorporated; S&P 500 Index and S&P 500 Oil and Gas Equipment and Services Index

	1998	1999	2000	2001	2002	2003

Baker Hughes	$100.00	$121.62	$243.19	$216.34	$193.63	$196.32
S&P 500	100.00	121.02	109.99	96.98	75.60	97.24
S&P Oil and Gas Drilling and Equipment	100.00	135.86	181.97	121.29	107.40	133.93

     *     Total return assumes reinvestment of dividends on a quarterly basis.

     The comparison of total return on investment (change in year-end stock price plus reinvested dividends) assumes that $100 was invested on December 31, 1998 in Baker Hughes Common Stock, the S&P 500 Index and the S&P 500 Oil and Gas Equipment and Services Index.

AUDIT/ETHICS COMMITTEE REPORT

     The Audit/Ethics Committee is comprised of five members, each of whom is independent, as defined by the standards of the NYSE and the rules of the SEC. Under the charter of the Audit/Ethics Committee, which was revised in July of 2003 and subsequently approved by the Board of Directors (attached as Annex B to this Proxy Statement), the Audit/Ethics Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function and the review and pre-approval of the current year audit and non-audit fees. The Audit/Ethics Committee also oversees the Company’s compliance programs relating to legal and regulatory requirements.

     During the year ended December 31, 2003, the Audit/Ethics Committee held 13 meetings and otherwise met and communicated with management and with Deloitte & Touche LLP, the Company’s Independent Auditor for 2003. Deloitte & Touche discussed with the Audit/Ethics Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit/Ethics Committee also discussed with Deloitte & Touche its independence from the Company and received a written statement from Deloitte & Touche concerning independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit/Ethics Committee also reviewed the provision of services by Deloitte & Touche not related to the audit of the Company’s financial statements and to the review of the Company’s interim financial statements as it pertains to the independence of Deloitte & Touche.

     The Audit/Ethics Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit/Ethics Committee reviewed and discussed with the Company’s management, the Company’s internal auditors and Deloitte & Touche the interim financial information included in the March 31, 2003, June 30, 2003 and September 30, 2003 Form 10-Qs prior to their being filed with the SEC. The Audit/Ethics Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2003 with the Company’s management, the Company’s internal auditors and Deloitte & Touche. Deloitte & Touche informed the Audit/Ethics Committee that the Company’s audited financial statements are presented fairly in conformity with generally accepted accounting principles.

     Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit/Ethics Committee, the Audit/Ethics Committee recommended to the Board of Directors, and the Board has approved, that these financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

James F. McCall (Chairman)
Clarence P. Cazalot, Jr.
Anthony G. Fernandes
James A. Lash
J. Larry Nichols

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITOR

     The Audit/Ethics Committee has selected the firm of Deloitte & Touche LLP as Independent Auditor to audit the Company’s books and accounts for the year ending December 31, 2004. Deloitte & Touche has served as our Independent Auditor for fiscal year 2003. While the Audit/Ethics Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Deloitte & Touche as our principal Independent Auditor. If the stockholders fail to ratify the selection, the Audit/Ethics Committee will reconsider whether to retain Deloitte & Touche and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit/Ethics Committee may, in its discretion, direct the appointment of a different independent auditor at anytime during the year if it determines that such change would be in our best interests and in the best interests of our stockholders.

Deloitte & Touche’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Your Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche as the Company’s Independent Auditor for 2004.

FEES PAID TO DELOITTE & TOUCHE LLP

     In 2003 and 2002, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte Entities”) billed the Company and its subsidiaries for the aggregate fees set forth in the table below. These fees include all fees paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements and review of quarterly financial statements, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, (iii) professional services rendered for tax compliance, tax advice, and tax planning, and (iv) products and services provided by the Deloitte & Entities. In 2003 and 2002, the Company also purchased software and hardware from Deloitte Consulting, one of the Deloitte Entities. The aggregate amount of those purchases was approximately $4.0 million and $5.7 million, respectively for 2003 and 2002, of which substantially all was subject to the Company’s competitive bid process.

	Fees Paid in	Fees Paid in
	Fiscal Year 2003	Fiscal Year 2002

	(in millions)	(in millions)
Audit fees	$3.6	$3.3
Audit-related fees	0.2	0.3
Tax fees	1.1	1.3
All other fees	0.0	0.0

Total	$4.9	$4.9

Audit-related fees paid to the Deloitte Entities for both 2003 and 2002 relate primarily to assistance with regulatory filings and related matters, assistance with an internal control assessment program, training services and miscellaneous other minor services.

Tax fees paid to the Deloitte Entities are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in 32 of the more than 80 countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.

Pre-Approval Policies and Procedures

     The Audit/Ethics Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by the Company’s independent auditor. The Audit/Ethics Committee will consider annually and, if appropriate, approve the provision of audit services by its independent auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit/Ethics Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. The “Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Auditor” adopted by the Audit/Ethics Committee on January 27, 2004 is attached as Annex C to this Proxy Statement. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Chairman of the Audit/Ethics Committee. The Chairman of the Audit/Ethics Committee will report any specific approval of services at its next regular meeting. The Audit/Ethics Committee will review a summary report detailing all services being provided to the Company by its Independent Auditor. All of the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “all other fees” were pre-approved by the Audit/Ethics Committee.

STOCKHOLDER PROPOSAL NO 1
REGARDING CLASSIFIED BOARDS

     The following proposal was submitted to Baker Hughes by Harold J. Mathis, Jr. (with an address of P.O. Box 1209, Richmond, Texas 77406-1209 and an e-mail address of: cengulfmar@aol.com), who is the owner of 810 shares of the Company’s Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations.

     PROPONENT’S STATEMENT IN SUPPORT OF PROPOSAL:

“RESOLVED: That the stockholders of Baker Hughes Incorporated, assembled in annual meeting in person or by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors, new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent elections shall also be on an annual basis.”

REASONS

     Strong support was shown at the last annual meeting of Baker Hughes, Incorporated when 84.88%*, 231,857,567 shares were cast in favor of this proposal. For three consecutive years, shareholders have adopted this proposal with a strong majority vote.

While hanging on with only 14.24%* of last year’s vote, management and directors continue to claim that they are acting in the best interest of shareholders. To assert that 84.88%* of shareholders would vote against their own best interest is absurd. In fact, almost twice as many shareholders withheld their vote for the election of class III directors than voted against this proposal. By failing to recognize last year’s strong mandate, directors have defied 84.88%* of the voting ownership of the company, adhering to a double standard of accepting votes for their own election while rejecting a proposal adopted by the same shareholders.

It is this proponent’s belief that classification of the Board of Directors is not in the best interest of Baker Hughes Incorporated and its shareholders. This proponent also believes that it makes a Board less accountable to shareholders when all directors do not stand for election each year; the piecemeal election insulating directors and senior management from the impact of poor performance.

Directors should stop using the 75% super-majority rule as their defense in opposing this resolution. The time has come to allow declassification to stand the true and democratic test by submitting the issue to shareholders as a binding resolution.

     PLEASE MARK YOUR PROXY IN FAVOR OF THIS PROPOSAL; otherwise, it is automatically cast as a vote against, even if you abstain.

* % of Shares By Proposal
FOR: 84.88%
AGAINST: 14.24%
ABSTAIN: 0.88%

STATEMENT OF THE BOARD OF DIRECTORS AND
MANAGEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL NO. 1

History

     The Company is committed to good corporate governance. We are supportive of and have been a historical participant in the new standards of corporate governance. We believe that part of good governance involves having active and independent directors with the proper knowledge and experience to oversee the Company’s affairs. Since 1987, the Board of Directors has been divided into three classes, with directors from each class elected to staggered three-year terms, to help ensure that the Company would always have a number of experienced directors. The Board believes it is most important to focus on the actual composition of the Board rather than the terms of its members.

With the classified board structure, the Company has attracted five new independent members to the Board in the past three years. A review of the specific backgrounds of each of the Board members clearly evidences the high caliber of individuals that the Company has been able to attract to the Board. It should be noted that all but one of the Company’s eleven directors are outside independent directors. Our Board believes we have strong governance practices with sufficient mechanisms in place to avoid an entrenchment of the Board and that no director feels less accountable to stockholders because he or she was not subject to election at each Annual Meeting.

     We believe that the election of directors to staggered terms has promoted good corporate governance by providing the stability to develop and execute long-term, strategic planning. The staggered election of directors has also assured that the Company has had directors with a historical perspective of the Company and its operations, and that perspective has provided the in-depth knowledge for continuity in pursuing the Company’s strategic goals. In the event of a proposed merger or sale of the Company, the staggered system of electing directors could also serve to afford the Board valuable time to negotiate the best price in order to maximize stockholder value. The Board believes that a board of directors like our Board that has had the opportunity to become familiar with management and its plans, is uniquely situated to consider the long-term best interest of all stockholders within the factual context of a particular offer.

Current Proposal

     The Governance Committee of the Board of Directors (“Committee”), which consists of five independent directors, has thoroughly considered both sides of the proposal to declassify the Board that was submitted by Mr. Mathis for consideration at the 2004 Annual Meeting. The Committee’s duty is to reach a decision that is best for the Company at this time based on its analysis of the issues related to declassification. Accordingly, in addition to analyzing the advantages and disadvantages of declassifying, it was important for the Committee to fully assess the current regulatory environment.

     There are several new and proposed SEC rules including ones that address additional proxy disclosure on board nomination processes and stockholder access to the proxy statement, as well as new NYSE listing requirements related to corporate governance. These new disclosure requirements are extensive and they will have a significant effect on the governance of U.S. corporations. Due to the uncertainty of such new and proposed matters and after careful consideration, the Board remains convinced that the classified board structure is in the best interests of the stockholders at this time.

Board Support in 2005

     While continuing a classified board is believed to be in the best interest of the stockholders at this time, if this proposal receives at least the same support by the stockholders of all outstanding shares at the 2004 Annual Meeting as it did in 2003, the Board intends to introduce and support a binding proposal at the 2005 Annual Meeting to amend the Company’s Restated Certificate of Incorporation in order to eliminate the provision classifying our Board. This proposal received 84.88% of the votes cast for or against the proposal at the 2003 Annual Meeting, which equated to 68.82% of all the outstanding shares of Common Stock. The effect of such amendment would be that beginning in 2005 all directors would be elected for a term of one year. The Board reserves the right not to introduce such proposal in 2005 or thereafter, if after careful consideration and analysis of the existing and pending SEC rules, NYSE listing requirements and related matters, the Board concludes that such proposal would not be in the best interests of the stockholders.

     In order to eliminate the class structure of the Board, the Company’s Restated Certificate of Incorporation must be amended, which requires the affirmative vote of 75% of the total voting power of all shares of stock of the Company entitled to vote in the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Your Board of Directors recommends a vote AGAINST approval of Stockholder Proposal No. 1 regarding classified boards.

STOCKHOLDER PROPOSAL NO. 2
REGARDING POISON PILLS

     The following proposal was submitted to Baker Hughes by Nick Rossi (with an address of P.O. Box 249, Boonville, California 95415, and a legal proxy to Mr. John Chevedden and/or his designee, with an address of 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278), who is the owner of 1,000 shares of the Company’s Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations.

“2 - Shareholder Input on a Poison Pill

RESOLVED: Shareholders request that our Directors increase shareholder voting rights and submit the adoption, maintenance or extension of any poison pill to a shareholder vote. Also, once this proposal is adopted, dilution or removal of this proposal is requested to be submitted to a shareholder vote at the earliest possible shareholder election. Directors have discretion to set the earliest election date and in responding to shareholder votes.

We as shareholders voted in support of this topic:

Year	Rate of Support

2002	68%
2003	75%	Up 7%

This percentage is based on yes and no votes cast. I believe this level of shareholder support is more impressive because the 75% support followed our Directors’ objection to the proposal. I believe that there is a greater tendency for shareholders, who more closely follow our company, to vote in favor of this proposal topic. I do not see how our Directors object to this proposal because it gives our Directors the flexibility to ignore our shareholder vote if our Directors seriously believes they have a good reason. This topic also won an overall 60% yes-vote at 79 companies in 2003.

     Shareholders’ Central Role

Putting poison pills to a vote is a way of affirming the central role that shareholders should play in the life of a corporation. An anti-democratic scheme to flood the market with diluted stock is not a reason that a tender offer for our stock should fail.

     Source: The Motley Fool

The key negative of poison pills is that pills can preserve management deadwood instead of protecting investors.

     Source: Moringstar.com

     The Potential of a Tender Offer Can Motivate Our Directors

Hectoring directors to act more independently is a poor substitute for the bracing possibility that shareholders could turn on a dime and sell the company out from under its present management.

     Wall Street Journal, Feb. 24, 2003

     Akin to a Dictator

Poison pills are akin to a dictator who says, “Give up more of your freedom and I’ll take care of you. “Performance is the greatest defense against getting taken over. Ultimately if you perform well you remain independent, because your stock price stays up.”

     Source: T.J. Dermot Dunphy, CEO of Sealed Air (NYSE) for more than 25 years

I believe our board may be tempted to partially implement this proposal to gain points in the new corporate governance scoring systems. I do not believe that a partial implementation, which could still allow our directors to give us a poison pill on short notice, would be a substitute for complete implementation.

     Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 130 pension funds investing $2 trillion, called for shareholder approval of poison pills. Based on the 60% overall yes-vote in 2003 many shareholders believe companies should allow their shareholders a vote.

Shareholder Input on a Poison Pill
Yes on 2”

STATEMENT OF THE BOARD OF DIRECTORS AND
MANAGEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL NO. 2

     The Company has no “poison pill” and currently it is not anticipated that the Company’s Board needs to adopt such a shareholder rights plan. Under the Board’s policy statement on poison pills described below, any such plan adopted in the future must be approved or ratified by stockholders.

     We support the principle of stockholder voting on rights plans. However, the primary fiduciary duty of the Board is to preserve and maximize stockholders’ value in the Company and we believe the proposal as drafted is overly restrictive and could prevent the Board from acting in the best interests of stockholders under extraordinary circumstances.

     The term “poison pill” is also known as “shareholder rights plans.” Generally, shareholder rights plans are designed to encourage potential acquirers to negotiate directly with the Company’s stockholders’ elected Board, which is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer and protect stockholders against unfair and abusive takeover tactics.

     There is evidence that suggests shareholder rights plans are beneficial to stockholders’ interests. Studies have shown that companies adopting such plans receive higher takeover premiums than those companies without rights plans. At the same time, such plans did not prevent companies from being acquired at prices that were fair and adequate to stockholders. Furthermore, such studies indicate that shareholder rights plans did not increase the likelihood of the withdrawal of a friendly takeover bid nor defeat a hostile bid or reduce the likelihood that a company would be a takeover target. Shareholder rights plans may prevent abusive takeovers that include hostile tender offers made at less than fair price and partial and two-tiered offers that discriminate among the Company’s stockholders.

     The Company has not adopted a poison pill and has no present intention of adopting such a plan. The future, however, is not certain. It is possible that, as a result of future circumstances, we do not presently foresee, the Board might determine that a rights plan would be in the best interest of stockholders. Shareholder rights plans can provide the Board with a greater period of time within which it can properly evaluate an acquisition offer to determine if it is in the best interest of, and will deliver full value to, all of the Company’s stockholders. These attributes strengthen the Board’s bargaining position so that the Board can protect and further the interests of all of the Company’s stockholders.

     A shareholder rights plan is consistent with good corporate governance principles that decisions involving a potential sale of the Company rest with the Board, which will evaluate the merits of any bona fide acquisition proposal in accordance with its fiduciary duty to all stockholders of the Company. Because a shareholder rights plan can be an effective tool in a hostile takeover attempt, the Company believes the adoption of such a plan, under limited circumstances, is appropriately within the scope of the Board’s responsibilities.

     To address that possibility, the Board has adopted a policy statement on poison pills. The policy statement provides that adoption of a future poison pill or rights plan would require prior stockholder approval unless a committee consisting solely of independent directors determines that, due to time constraints or other reasons, it would be in the best interest of stockholders to adopt a plan before stockholder approval is obtained. In that case, the plan must be ratified by stockholders or expire, without being renewed or replaced, within one year. We believe this balances the Board’s ability to exercise its fiduciary duty while still permitting a stockholder vote within a reasonable timeframe.

     We believe this policy meets the objective of this stockholder proposal while preserving the Board’s flexibility to act expeditiously in extraordinary circumstances. The full text of the policy statement is posted under the About Baker Hughes section of the Company’s website at www.bakerhughes.com.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Your Board of Directors recommends a vote AGAINST approval of Stockholder Proposal No. 2 regarding poison pills.

ANNUAL REPORT

     The 2003 Annual Report on Form 10-K of the Company, which includes audited financial statements for the fiscal year ended December 31, 2003, accompanies this Proxy Statement; however, that report is not part of the proxy soliciting information.

INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement is incorporated by reference into any other filing by Baker Hughes under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report,” “Audit/Ethics Committee Report” (to the extent permitted by the rules of the SEC) and “Corporate Performance Graph,” as well as the annexes to this Proxy Statement, will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2005 Annual Meeting must be received by the Company by November 17, 2004 to be properly brought before the 2005 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to Corporate Secretary, c/o Baker Hughes Incorporated 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177. Nominations of directors by stockholders must be received by the Chairman of the Governance Committee of the Company’s Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or the Corporate Secretary, c/o Baker Hughes Incorporated 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177 between October 18, 2004 and November 17, 2004 to be properly nominated before the 2005 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.

OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

ANNEX A

BAKER HUGHES INCORPORATED
CORPORATE GOVERNANCE GUIDELINES
(As Amended January 28, 2004)

These Baker Hughes Incorporated Corporate Governance Guidelines are established by the Board of Directors (“Board”) as the principles for conduct of the Company’s business affairs to benefit its stockholders.

Board

The responsibility of the members of the Board is to exercise their business judgment to act in what they reasonably believe to be in the best interest of the Company and its stockholders. In addition to the Board’s general oversight of management’s performance of its responsibilities, the principal functions of the Board acting directly or through its Committees (as defined in “Committees of the Board”) include:

•	Providing effective oversight of the governance of the affairs of the Company in order to maximize long-term benefit to the stockholders

•	Maintaining a viable succession plan for the office of the Chief Executive Officer (“CEO”) of the Company and other members of senior management

•	Evaluating the performance of the Board and identifying and recruiting new members for the Board

•	Reviewing and approving long-term business plans

•	Appointing, approving the compensation and overseeing the work of the independent auditors

•	Overseeing certain compliance related issues, including accounting, internal audit and disclosure controls and internal controls and environmental policies

•	Reviewing quarterly earnings release and quarterly and annual financial statements to be filed with the Securities and Exchange Commission (“SEC”)

•	Evaluating and setting the compensation of the CEO and other members of senior management

•	Adopting an appropriate governance policy

Selection and Qualification of Directors – The Governance Committee will annually assess the needs of the Company and the Board in order to recommend to the Board the director candidates who will further the goals of the Company in representing the long-term interests of the stockholders. In particular, the Governance Committee will assess the special skills, expertise and backgrounds relevant to the Company’s business to determine whether or not a candidate has the character traits and breadth of business knowledge to make him or her an effective director, based on previously established criteria, as described in Exhibit A, “Guidelines for Membership on the Board of Directors.” The Governance Committee will annually assess the contributions of the directors whose terms expire at the next Annual Meeting of Stockholders and recommend to the Board if they should be nominated for re-election by stockholders. The Board will

ANNEX A

propose a slate of nominees to the stockholders for election to the Board at the next Annual Meeting, as described in Exhibit B, “Selection Process for New Board of Directors Candidates.”

Independence – The Board will be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”), as described in Exhibit C, “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” Annually, the Board will review the relationship that each director has with the Company to determine that the director has no material relationship with the Company, its affiliates or any member of the senior management of the Company, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange. The Company will not make any personal loans or extensions of credit to directors or executive officers.

Size and Term of the Board – In accordance with the Company’s Bylaws, the Board determines the number of directors on the Board, which currently will consist of not more than 12 directors. In accordance with the Company’s Restated Certificate of Incorporation, the Board is structured utilizing three classes of directors having three-year staggered terms. One class of directors is elected each year by the stockholders at the Annual Meeting of Stockholders. Stockholders may propose nominees for consideration by the Governance Committee, as described in Exhibit D, “Policy and Submission Procedures for Stockholder Recommended Director Candidates,” by submitting within the prescribed time period the name and supporting information to: Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or to the Corporate Secretary, c/o Baker Hughes Incorporated 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177 to be properly nominated before the next Annual Meeting of Stockholders, although the Company is not required to include such nominees in its proxy statement. Between such annual meetings, the Board may elect directors to serve until the next annual meeting.

Director Orientation and Continuing Education – The Governance Committee will periodically review and recommend to the Board a director orientation program that includes an initial and continuing orientations providing the director with comprehensive information about the Company’s business, one-on-one meetings with senior management and other officers of the Company, an overview of the Director’s Reference Manual and tours of the Company’s operations. The directors will be provided with continuing education materials covering upcoming seminars and conferences.

Independent Advisors – The Board and the Committees of the Board have the right at any time to retain independent outside financial, legal or other advisors.

Executive Sessions – The Board will meet in executive session with the CEO after each Board meeting. In addition, the independent directors of the Company will meet in executive session following each regularly scheduled Board meeting without any inside director or Company executives present. These executive session discussions may

ANNEX A

include any topic relevant to the business affairs of the Company as determined by the independent directors.

Lead Director – The Governance Committee will review and recommend to the Board a director to serve as Lead Director during executive sessions of the independent members of the Board.

Stockholder Communications – In order to provide the stockholders of the Company and other interested parties with a direct and open line of communication to the Company’s Board, procedures have been established, as described in Exhibit E, “Stockholder Communications with the Board of Directors.”

Termination of Independent Director Status – In accordance with the Company’s Bylaws, an independent director shall resign as a director of the Company at the Annual Meeting following any of the occurrences set forth below. The following provisions may be waived by the Board (excluding the director whose resignation would otherwise be required) if the Board determines that such waiver would be in the best interest of the Company and its stockholders.

Retirement – The director’s 72nd birthday, or the third anniversary of the director’s retirement from his or her principal occupation.

Job Change – The first anniversary of any change in his or her employment (other than a promotion or a lateral move within the same organization).

Attendance – Any fiscal year in which a director fails to attend at least 66% of the meetings of the Board and any Committees of the Board on which the director serves.

Termination of Inside Director Status – In accordance with the Company’s Bylaws, an inside director must resign from the Board (i) at the time of any diminution of his or her responsibilities as an officer; (ii) at the time of termination of employment by the Company for any reason; or (iii) on the director’s 72nd birthday.

Conflict of Interest – The Board expects each director, as well as senior management and employees, to act ethically at all times. No officer of the Company may serve on a board of any company having a present or retired employee on the company’s Board. Additionally, officers of the Company may not serve as directors of any other publicly-held companies without the approval of the Governance Committee. The CEO may serve on no more than three boards of publicly-held companies, while other officers may serve on no more than one board of a publicly-held company or for profit company. Members of Audit/Ethics Committee of the Board may not simultaneously serve on the audit committees of more than three public companies. If an independent director serving on the Company’s Board is asked to join another board of directors, prior notice shall be given to the Chairman of the Governance Committee and the Corporate Secretary of the Company. If an actual or potential conflict of interest arises for a director or senior

ANNEX A

management, the individual shall promptly inform the CEO or the Board. Any waivers of the Company’s Business Code of Conduct for a director or senior management will be determined by the Board or its designated Committee and will be publicly disclosed.

Board Compensation and Evaluation Procedures

Compensation – The Governance Committee will annually review compensation to determine director compensation and recommend any changes to the Board.

Company Stock Ownership – Each independent director is expected to own at least two times his or her annual retainer in Company Common Stock. Such ownership level should be obtained within a reasonable period of time following the director’s election to the Board.

Evaluation – The independent directors will periodically conduct an evaluation of one another, the results of which will be compiled and then reviewed by the Governance Committee in connection with their annual assessment of the directors.

Board Functions

Board Meetings – The Board will hold six regular meetings per year to handle recurring business, with special meetings called as appropriate. Directors are expected to attend all scheduled Board and Committee meetings.

Special Meetings – The number of scheduled Board meetings will vary with circumstances and special meetings will be called as necessary.

Annual Meetings of Stockholders – The Company’s Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Company’s Board on matters relevant to the Company. It is the Company’s policy to request and encourage all of the Company’s directors and nominees for election as directors to attend in person the Annual Meeting of Stockholders.

Agenda Items – The Chairman will be responsible for setting the agenda for and presiding over the Board meetings. Individual directors are encouraged to contact the Chairman with respect to any proposed agenda items that the director believes should be on the agenda. The Corporate Secretary will endeavor to timely provide to the directors all written Board materials to be covered in regular meetings prior thereto.

ANNEX A

Committees of the Board

The Board has constituted five standing Committees: Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee and Executive Committee. Each Committee is comprised solely of independent directors, except for the Executive Committee. The Chairman of the Board serves on the Executive Committee. Any independent member of the Board may attend any Committee meeting as an observer.

The Governance Committee annually proposes Committee assignments and chairmanships to the Board. Each Committee is elected by the Board, including the designation by the Board of one person to serve as Chairman of each Committee. On an annual basis, each Committee shall perform an evaluation of the Committee and its activities.

Governance Committee

Purpose: The Committee’s purpose is to develop and recommend to the Board a set of corporate governance principles applicable to the Company (“Corporate Governance Guidelines”) and to oversee compliance with, conduct reviews of and recommend appropriate modifications to such Corporate Governance Guidelines.

Principal Responsibilities: The Committee will have the oversight responsibility for recruiting and recommending candidates for election to the Board, with advice of the Company’s Chairman and CEO. The Committee will periodically conduct a review of criteria for Board membership against current needs of the Board to ensure timeliness of the criteria. The Committee will also be responsible for monitoring compliance with these Corporate Governance Guidelines adopted by the Board, and updating such guidelines when appropriate. The Committee will also review and recommend to the Board the annual retainer for members of the Board and Committees of the Board. The Committee’s Charter shall be posted on the Company’s website.

Composition: The Committee will be comprised of not less than three nor more than six of its independent directors. All members of the Committee will be independent, as that term is defined in the NYSE corporate governance listing standards.

Meetings: The Committee will meet at least two times per year as determined by the Board with special meetings called by the Board or the Committee as necessary.

Audit/Ethics Committee

Purpose: The Committee’s purpose is to assist the Board with oversight of: (i) the integrity of the Company’s financial statements and reporting system, (ii) the Company’s

ANNEX A

compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. The Committee shall also prepare the Audit/Ethics Committee Report to be included in the Company’s proxy statement for the Annual Meeting of Stockholders, conduct an annual self-evaluation and carry out the duties and responsibilities set forth in its Charter.

Principal Responsibilities: The principal responsibilities of the Committee are: (i) to provide assistance to the Board in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s internal controls and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company’s compliance programs. The independent auditor is ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders, and shall report directly to the Committee. The Committee has the ultimate authority and direct responsibility to select, appoint, evaluate, compensate and oversee the work, and, if necessary, terminate and replace the independent auditor. The Committee shall conduct or authorize investigations into any matters within its scope of responsibilities.

     The Committee shall engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee has the sole authority to approve the fees paid to any independent advisor retained by the Committee, and the Company will provide funding for such payments. The Company shall provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee will review the composition, expertise and availability of the Committee members on an annual basis. The Committee will also perform a self-evaluation of the Committee and its activities on an annual basis. The Committee will meet in executive session at each regularly scheduled meeting, including separate, private meetings with the independent auditors, internal auditors, general counsel and compliance officer. The Committee’s Charter shall be posted on the Company’s website.

     The Committee’s compliance responsibilities will include the recommendation of and monitoring of compliance with the Company’s Business Code of Conduct and Foreign Corrupt Practices Act Policy, establishing formal procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of reporting employees from retaliation as described in Exhibit F, “Procedures for the Receipt, Retention and Treatment of Complaints;” reviewing in conjunction with counsel (i) any legal matters that could have significant impact on the organization’s financial statements; (ii) correspondence and material inquiries received from regulators or governmental agencies; and (iii) all matters relating to the ethics of the Company and its subsidiaries; coordinate the Company’s compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Business Code of Conduct and the Foreign Corrupt Practices Act

ANNEX A

Policy; and review the Company’s compliance with its environmental policy on an annual basis.

Composition: The Committee will be comprised of not less than three independent directors who are (i) independent (as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the regulations thereunder and the NYSE) and (ii) financially literate (as interpreted by the Board in its business judgment). Such Committee members may not simultaneously serve on the audit committee of more than three publicly-held companies. At least one member of the Committee will have accounting or related financial management expertise and at least one member of the Committee will be an “audit committee financial expert,” as defined by the SEC. The audit committee financial expert must have: an understanding of GAAP and financial statements; experience in the (a) preparation, auditing, analyzing or evaluating of financial statements of generally comparable issuers and (b) application of such principles in connection with the accounting for estimates, accruals and reserves; an understanding of internal accounting controls and procedures for financial reporting; and an understanding of audit committee functions.

Meetings: The Committee meets at least five times per year as determined by the Board, with special meetings called by the Board or the Committee as necessary.

Compensation Committee

Purpose: The purpose of the Compensation Committee will be to discharge the Board’s responsibilities relating to compensation of the Company’s executives. The Committee will have overall responsibility for reviewing and evaluating and, as applicable, approving the officer compensation plans of the Company. It is also the purpose of the Committee to produce an annual report on executive compensation for inclusion in the Company’s proxy statement for the Annual Meeting of Stockholders.

Principal Responsibilities: The principal responsibility of the Committee will be to assure that the senior executives of the Company are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations and competitive practice. The Committee will also communicate to the stockholders of the Company, the Company’s compensation policies and the reasoning behind such policies as required by the rules and regulations of the SEC. These responsibilities include reviewing from time to time and approving the Company’s stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and stockholder interests; reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and determining the CEO’s compensation level based on this evaluation; reviewing annually and determining the individual elements of total compensation of the CEO, including annual salary, annual bonus and long-term incentive compensation, and reporting such determination to the

ANNEX A

Board, provided, however, that the salary, bonus and other short-term incentive compensation will be subject to the approval of the Board. The Committee reviews with the CEO matters relating to management succession. The Committee’s Charter shall be posted on the Company’s website.

Composition: The Committee will be comprised of not less than three nor more than six of its independent directors. Such directors will meet the requirements for “independent” pursuant to the listing standards of the NYSE and shall meet the requirements for “disinterested independent directors” pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Meetings: The Committee will meet at least three times per year as determined by the Board.

Finance Committee

Purpose: The Committee’s purpose will be to review and monitor the financial structure of the Company to determine that it is consistent with the Company’s requirements for growth and fiscally sound operation.

Principal Responsibilities: The Committee will be responsible for the review and approval of (i) public offerings; (ii) debt and other financings; (iii) dividend policy and changes in the rate of dividend; and (iv) budget and long-range plans. In addition the Committee will periodically review the Company’s activities with credit rating agencies, its policy governing approval levels for capital expenditures and funding thereof and its insurance programs. The Committee’s Charter shall be posted on the Company’s website.

Composition: The Committee will be comprised of not less than three independent directors.

Meetings: The Committee will meet at least two times per year as determined by the Board with special meetings called by the Board or the Committee as necessary.

Executive Committee

Principal Responsibilities: The Committee will act in the stead of the Board during intervals between Board meetings and may exercise all of the authority of the Board in the business and affairs of the Company, except where action by the full Board is specifically required. More specifically, the Committee will be responsible for advising and aiding the officers of the Company in all matters concerning its interests and the management of its business. When the Board is not in session, the Committee has and may exercise all the powers of the Board, so far as such may be delegated legally, with reference to the conduct of the business of the Company, except that the Committee will

ANNEX A

not take any action to amend the Restated Certificate of Incorporation or the Bylaws, to amend its Charter, to elect Directors to fill vacancies on the Board, to fix the compensation of Directors for service in any capacity, to fill vacancies on the Committee or change its membership, to elect or remove officers of the Company or to declare dividends. The Committee’s Charter shall be posted on the Company’s website.

Composition: The Committee will be comprised of not less than three directors, a majority of which shall be independent and one of which shall be the Chairman of the Board. The Chairman of the Board shall serve as the Chairman of the Committee unless the Board elects a different director to serve as Chairman. In the absence of the Chairman of the Committee, the Lead Director of the Board will serve as Chairman of the meeting.

Meetings: The Committee will meet from time to time during the year, as needed.

INTERACTION WITH MANAGEMENT

Evaluation of the CEO – The Compensation Committee will annually review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of such goals and objectives, and determine the CEO’s compensation level based on this evaluation and other relevant information. The Committee shall also review annually and determine the individual elements of total compensation of the CEO, including annual salary, annual bonus and long-term incentive compensation and report such determination to the Board, provided, however, that the annual salary, annual bonus and long-term incentive compensation shall be subject to the approval of the Board.

Succession Planning – The Board and the Compensation Committee share the responsibility for succession planning. The Committee shall maintain and review with the Board a list for the Board of potential successors to the CEO. The Chairman shall review management succession planning with the Compensation Committee on an annual basis, and provide a report to the Board.

Attendance at Board & Committee Meetings – The Chairman will routinely invite senior management to attend Board meetings. The Board or any Committee may request the presence of any Company employee at any Board or Committee meeting. In addition, the Chairman will invite such other managers and outside experts to the Board meetings in situations where such persons can aid the Board in its deliberations.

Access to Management – Directors will have complete access to management and management will be available to the Board with respect to any questions regarding Company issues.

ANNEX A

INTERPRETATION OF GUIDELINES

These Guidelines provide a framework for governance of the Company and the Board. The Board recognizes that situations may dictate variations from the Guidelines in order to respond to business changes and the needs of the stockholders. In addition, the Guidelines shall be revised and updated from time-to-time. Accordingly, the Guidelines do not constitute invariable rules nor shall they preclude the Board from acting in variance thereto at any time in the future.

The Board endorses and supports the Company’s Core Values and Keys for Success:

Core Values

Integrity:

We believe integrity is the foundation of our individual and corporate actions that drives an organization of which we are proud.

•	We are a responsible corporate citizen committed to the health and safety of people, protection of the environment, and compliance with laws, regulations, and company policies.

•	We are honest, trustworthy, respectful and ethical in our actions.

•	We honor our commitments.

•	We are accountable for our actions, successes and failures.

Teamwork:

We believe teamwork leverages our individual strengths.

•	We are committed to common goals.

•	We expect everyone to actively participate on the BHI team.

•	We openly communicate up, down, and across the organization.

•	We value the diversity of our workforce.

•	We willingly share our resources.

Performance:

We believe performance excellence will drive the results that differentiate us from our competitors.

•	We focus on what is important.

•	We establish and communicate clear expectations.

•	We relentlessly pursue success.

•	We strive for flawless execution.

•	We work hard, celebrate our successes and learn from our failures.

ANNEX A

•	We continuously look for new ways to improve our products, services and processes.

Learning:

We believe a learning environment is the way to achieve the full potential of each individual and the company.

•	We expect development throughout each individual’s career by a combination of individual and company commitment.

•	We learn from sharing past decisions and actions, both good and bad, to continuously improve performance.

•	We improve by benchmarking and adopting best practices.

Keys to Success

People contributing at their full potential.
Everyone can make a difference.

•	We understand our priorities and performance goals.

•	We drive to do our part every day.

•	We support new ideas and take appropriate risks.

•	We take action to find and correct problems.

•	We commend each other on a job well done.

Delivering unmatched value to our customers.

•	We make it easy for customers to do business with us.

•	We listen to our customers and understand their needs.

•	We plan ahead to deliver innovative, cost-effective solutions.

•	We are dedicated to safe, flawless execution and top quality results.

Being cost efficient in everything we do.

•	We maintain a competitive cost structure for the long-term.

•	We utilize shared services to control cost for the enterprise.

•	We seek the best value for Baker Hughes in our relationships with suppliers.

•	We ruthlessly eliminate waste without compromising safety or quality.

Employing our resources effectively.

•	We assign our people where they can make the biggest contribution.

•	We allocate our investments to leverage the best opportunities for Baker Hughes.

•	We handle company assets as if they were our own.

•	We manage our balance sheet to enhance return on investment.

Exhibit A

BAKER HUGHES INCORPORATED
GUIDELINES FOR
MEMBERSHIP ON THE BOARD OF DIRECTORS

     These Guidelines set forth the policies of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) regarding Board membership. These Guidelines shall be implemented by the Governance Committee of the Board with such modifications as it deems appropriate. The Governance Committee will consider candidates based upon:

•	The size and existing composition of the Board

•	The number and qualifications of candidates

•	The benefit of continuity on the Board

•	The relevance of the candidate’s background and experience to issues facing the Company.

1.	Criteria for Selection

In filling director vacancies on the Board, the Governance Committee will strive to:

A)	Recommend candidates for director positions who will help create a collective membership on the Board with varied experience and perspective and who:

i)	Have demonstrated leadership, and significant experience in an area of endeavor such as business, finance, law, public service, banking or academia;

ii)	Comprehend the role of a public company director, particularly the fiduciary obligations owed to the Company and its stockholders;

iii)	Have relevant expertise and experience, and be able to offer advice and guidance based upon that expertise;

iv)	Have a substantive understanding of domestic considerations and geopolitics, especially those pertaining to the service sector of the oil and gas and energy related industries;

v)	Will dedicate sufficient time to Company business;

vi)	Exhibit integrity, sound business judgment and support for the Core Values of the Company;

vii)	Understand basic financial statements;

viii)	Are independent as defined by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange;

ix)	Support the ideals of the Company’s Business Code of Conduct and are not engaged in any activity adverse to, or do not serve on the board of another company whose interests are adverse to, or in conflict with the Company’s interests;

x)	Possess the ability to oversee, as a director, the affairs of the Company for the benefit of its stockholders while keeping in perspective the interests of the Company’s customers, employees and the public; and

xi)	Are able to exercise sound business judgment.

B)	Maintain a Board that reflects diversity, including but not limited to gender, ethnicity and experience.

2.	Age

The Board will not nominate any person to serve as a director who has attained the age of 72.

3.	Audit/Ethics Committee

The Governance Committee believes that it is desirable that one or more members of the Company’s Audit/Ethics Committee possess such qualities and skills such that they qualify as an Audit Committee Financial Expert, as defined by SEC rules and regulations.

4.	Significant Change in Occupation or Employment

Any non-employee director who has a significant change in occupation or retires from his or her principal employment or position will promptly notify the Governance Committee. The Governance Committee will determine if it is in the best interests of the Company to nominate such person to serve another term as a director following expiration of the director’s current term.

5.	Board Review and Assessments

Each year the members of the Board will participate in a review and assessment of the Board and of each committee. In connection with such reviews, or at any other time, a director with concerns regarding performance, attendance, potential conflicts of interest, or any other concern respecting any other director shall report such concerns to the Chairman of the Governance Committee. The Chairman of the Governance Committee, in consultation with such other directors as he or she deems appropriate will determine how such concerns should be investigated and reported to members of the Governance Committee who are not the director in question (“Disinterested Committee Members”). If the Disinterested Committee Members conclude that the director is not fulfilling his or her duties, they will determine what actions should be taken. Such actions may include, without limitation, the Chairman of the Board or another Board member discussing the situation with the director in question, identifying what steps are required to improve performance, or, if appropriate, requesting that the director resign from the Board.

Exhibit B

BAKER HUGHES INCORPORATED
SELECTION PROCESS FOR
NEW BOARD OF DIRECTORS
CANDIDATES

Baker Hughes Incorporated (“Company”) has established the following process for the selection of new candidates for the Company’s Board of Directors (“Board”). The Board or the Company’s Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

1.	Chairman/CEO, the Governance Committee, or other Board members identify a need to fill vacancies or add newly created directorships.

2.	Chairman of the Governance Committee initiates search, working with staff support and seeking input from the Board members and senior management, and hiring a search firm or obtaining advice from legal or other advisors, if necessary.

3.	Candidates, including any candidates properly proposed by stockholders in accordance with the Company’s Bylaws, that satisfy criteria as described in the Company’s “Guidelines For Membership on the Board of Directors” or otherwise qualify for membership on the Board, are identified and presented to the Governance Committee.

4.	Determine if the Governance Committee members, Board members or senior management have a basis to initiate contact with preferred candidates; or if appropriate, utilize a search firm.

5.	Chairman/CEO and at least one member of the Governance Committee interviews prospective candidate(s).

6.	Full Board to be kept informed of progress.

7.	The Governance Committee meets to consider and approve final candidate(s) (conduct interviews as necessary).

8.	The Governance Committee will propose to the full Board candidates for Board membership to fill vacancies, or to stand for election at the next Annual Meeting of Stockholders.

Exhibit C

BAKER HUGHES INCORPORATED
POLICY FOR DIRECTOR INDEPENDENCE,
AUDIT/ETHICS COMMITTEE MEMBERS
AND
AUDIT COMMITTEE FINANCIAL EXPERT

INDEPENDENCE

I. Introduction

     A member of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) shall be deemed independent pursuant to this Policy of the Board, only if the Board affirmatively determines that (1) such director meets the standards set forth in Section II below, and (2) the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

     Each director of the Company’s Audit/Ethics Committee, Governance Committee and Compensation Committee must be independent. A director who is a member of the Company’s Audit/Ethics Committee is also required to meet the criteria set forth below in Section III. These standards shall be implemented by the Governance Committee with such modifications as it deems appropriate.

II. Standards for Director Independence

     1.     A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

     2.     A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

     3.     A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

     4.     A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

     5.     A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company employing such executive officer or employee, is not “independent” until three years after falling below such threshold.1

     6.     The three year period referred to in paragraphs II.1 through II.5 above will be applied consistent with the New York Stock Exchange’s (“NYSE”) transition rules, which permit a one year look-back period until November 4, 2004. Accordingly, until November 4, 2004, a one year period, rather than a three year period, shall apply to the determination of independence and the application of paragraphs II.1 through II.5 above.

III. Standards for Audit/Ethics Committee Members

     1.     A director who is a member of the Audit/Ethics Committee other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

          Indirect acceptance of compensatory payments includes: (1) payments to spouses, minor children or stepchildren, or children or stepchildren sharing a household with the member; or (2) payments accepted by an entity in which such member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company.

     2.     A director, who is a member of the Audit/Ethics Committee may not, other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

[1]	In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Charitable organizations shall not be considered “companies” for purposes of this test, provided however that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

     3.     A member of the Audit/Ethics Committee may not simultaneously serve on the audit committees of more than two other public companies in addition to the Company.

IV. Definitions

     An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s household. When considering the application of the three year period referred to in each of paragraphs II.1 through II.5 above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

     The “Company” includes any subsidiary in a consolidated group with the Company.

AUDIT/ETHICS COMMITTEE FINANCIAL EXPERT QUALIFICATIONS

     The Company believes that it is desirable that one or more members of the Audit/Ethics Committee possess such qualities and skills such that they qualify as an Audit Committee Financial Expert as defined by the Securities and Exchange Commission (“SEC”).

          1.     The SEC rules define an Audit Committee Financial Expert as a director who has the following attributes:

(a)	An understanding of generally accepted accounting principles and financial statements;

(b)	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)	An understanding of internal controls and procedures for financial reporting; and

(e)	An understanding of audit committee functions.

          2.     Under SEC rules, a director must have acquired such attributes through any one or more of the following:

(a)	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(c)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(d)	Other relevant experience.

Exhibit D

BAKER HUGHES INCORPORATED
POLICY AND SUBMISSION PROCEDURES FOR
STOCKHOLDER RECOMMENDED
DIRECTOR CANDIDATES

     The Governance Committee of Baker Hughes Incorporated (“Company”) has established a policy that it will consider director candidates recommended by stockholders. The Company’s Board of Directors (“Board”) or the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates. Any such recommendations should be communicated to the Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or to the Corporate Secretary, c/o Baker Hughes Incorporated, 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177 and should be accompanied by the types of information as are required under the Company’s Bylaws for stockholder nominees.

In summary, the Company’s Bylaws provide in substance that:

1.	Stockholder nominations shall be made pursuant to timely written notice. To be timely, a stockholder’s notice generally must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days, nor more than 150 days, in advance of the first annual anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting.

2.	The stockholder’s notice should set forth all information relating to the nominee as required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (a) the stockholder’s name and address, as they appear on the Company’s books, (b) the number of shares of the Company that are beneficially owned by such stockholder and (c) at the request of the Board, any person nominated by the Board for election as a director shall furnish to the Corporate Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

The foregoing is a generalized summary and the specific requirements of the Bylaws shall control.

Exhibit E

BAKER HUGHES INCORPORATED
STOCKHOLDER COMMUNICATIONS
WITH THE
BOARD OF DIRECTORS

In order to provide the stockholders and other interested parties of Baker Hughes Incorporated (“Company”) with a direct and open line of communication to the Company’s Board of Directors (“Board”), the following procedures have been established for communications to the Board.

Stockholders and other interested persons may communicate with any member of the Board, including the Company’s Lead Director, the Chairman of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee or with the non-management directors of the Company as a group, by sending such written communication to the following address:

Corporate Secretary c/o Baker Hughes Incorporated 3900 Essex Lane, Suite 1200 Houston, TX 77027-5177

Stockholders desiring to make candidate recommendations for the Board may do so by submitting nominations to the Company’s Governance Committee, in accordance with the Company’s Bylaws and “Policy and Submission Procedures for Stockholder Recommended Director Candidates” addressed, as above, to the Corporate Secretary, or to:

Chairman, Governance Committee of the Board of Directors P.O. Box 4740 Houston, Texas 77210-4740

Any written communications received by the Corporate Secretary will be forwarded to the appropriate directors.

Exhibit F

BAKER HUGHES INCORPORATED
PROCEDURES FOR THE RECEIPT, RETENTION AND
TREATMENT OF COMPLAINTS

Sarbanes-Oxley Act Section 301 Requirements

The Sarbanes-Oxley Act of 2002 (“SOX”) Section 301 requires that each audit committee establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

Guidelines for Reporting

Complaints or concerns regarding accounting, internal accounting controls or auditing matters may be submitted by employees and/or third parties to the Business Help Line or the Chief Compliance Officer (“CCO”). Concerns received by the Business Help Line, which accepts anonymous submissions, are forwarded to the CCO. All complaints received by the CCO are reviewed and validated. The CCO has an affirmative duty to report all issues for which the CCO has credible evidence of a material or potential violation of any applicable securities laws, fiduciary duty, or similar violation to the Audit/Ethics Committee (“AEC”) in a timely manner. The CCO is not required to bring issues to the AEC until the CCO has credible evidence. However, the CCO may bring any issue to the attention of the AEC if, in the CCO’s opinion, it is necessary and appropriate to inform the AEC.

When the CCO brings an issue to the AEC, the AEC and the CCO will collaboratively discuss the issue and agree to a course of action which may include an internal investigation by the CCO, Corporate Security, Human Resources Department, the Legal Department or appropriate Division representative, or the hiring of outside counsel.

The CCO will maintain appropriate records for all issues presented to the AEC and provide updates. The CCO will retain issue related documentation in accordance with the Company's record retention policy.

In the event that a complaint is received concerning the CCO, the complaint will be sent directly to the Chairman of the AEC. The Chairman of the AEC will decide the appropriate course of action.

Third party reporting procedures are posted on the Company’s internet website in the Investor Relations-Compliance Section. The reporting protocol for employees is posted on the intranet within the Interchange-Legal Compliance site. In addition to the websites, the Company has a Business Help Line brochure.

No employee shall suffer retaliation in any form for reporting, in good faith, suspected violations of the Business Code of Conduct.

ANNEX B

BAKER HUGHES INCORPORATED

CHARTER OF THE
AUDIT/ETHICS COMMITTEE OF THE
BOARD OF DIRECTORS
(as amended and restated July 23, 2003)

     The Board of Directors of Baker Hughes Incorporated (the “Company”) has heretofore constituted and established an Audit/Ethics Committee (the “Committee”) with authority, responsibility and specific duties as described in this Charter. It is intended that this Charter and the composition of the Committee comply with the rules of the New York Stock Exchange (the “NYSE”). This document replaces and supersedes in its entirety the previous Charter of the Committee adopted by the Board of Directors of the Company.

PURPOSE

     The Committee’s purpose is to assist the Board of Directors with oversight of: (i) the integrity of the Company’s financial statements and reporting system, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. The Committee’s purpose is also to prepare the report of the Committee to be included in the Company’s annual proxy statement, carry out the duties and responsibilities set forth in this Charter and conduct an annual self-evaluation.

COMPOSITION

     The Committee and Chairman of the Committee shall be elected annually by the Board of Directors and subject to removal pursuant to the terms of the Company’s Bylaws. The Committee shall be comprised of not less than three non-employee Directors who are (i) independent (as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the regulations thereunder and the NYSE) and (ii) financially literate (as interpreted by the Board of Directors in its business judgment). Such Committee members may not simultaneously serve on the audit committee of more than three public companies. At least one member of the Committee shall have accounting or related financial management expertise and at least one member of the Committee shall be an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”). The audit committee financial expert must have: an understanding of GAAP and financial statements; experience in the (a) preparation, auditing, analyzing or evaluating of financial statements of generally comparable issuers and (b) application of such principles in connection with the accounting for estimates, accruals and reserves; an understanding of internal accounting controls and procedures for financial reporting;

and an understanding of audit committee functions. The Committee may, if appropriate, delegate its authority to subcommittees.

PRINCIPAL RESPONSIBILITIES

     The principal responsibilities of the Committee are: (i) to provide assistance to the Board of Directors in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s internal controls and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company’s compliance programs. The independent auditor is ultimately accountable to the Board of Directors and the Committee, as representatives of the Company’s stockholders, and shall report directly to the Committee; and the Committee has the ultimate authority and direct responsibility to select, appoint, evaluate, compensate and oversee the work, and, if necessary, terminate and replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall have authority to conduct or authorize investigations into any matters within its scope of responsibilities.

     The Committee shall have the authority to engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee shall have the sole authority to approve the fees paid to any independent advisor retained by the Committee, and the Company shall provide funding for such payments. In addition, the Company must provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The Committee shall review the composition, expertise and availability of the Committee members on an annual basis. The Committee shall also perform a self-evaluation of the Committee and its activities on an annual basis.

     The Committee shall meet in executive session at each regularly scheduled meeting, including separate, private meetings with the independent auditors, internal auditors, general counsel and compliance officer.

     This Charter is intended to be flexible so that the Committee is able to meet changing conditions. The Committee is authorized to take such further actions as are consistent with the following described responsibilities and to perform such other actions as applicable law, the NYSE, the Company’s charter documents and/or the Board of Directors may require. To that end, the Committee shall review and reassess the adequacy of this Charter annually. Any proposed changes shall be put before the Board of Directors for its approval.

With regard to its audit responsibilities, the Committee shall:

•	Receive and review reports from the independent auditors pursuant to the Sarbanes-Oxley Act of 2002 and, on an annual basis, formal written reports from the independent auditors regarding the auditors’ independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), giving consideration to the range of audit and non-audit services performed by them and all their relationships with the Company, as well as a report describing the (i) independent auditors’ internal quality-control procedures; and (ii) material issues raised by the most recent internal quality-control review or peer review, of the independent auditors, or by any inquiry or investigation by governmental professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with such issues. Conduct an active discussion with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors; and, select the independent auditors to be employed or discharged by the Company. Review competence of partners and managers of the independent auditors who lead the audit as well as possible rotation of the independent auditors. The Committee shall establish hiring policies for the Company of employees or former employees of the independent auditors in accordance with the NYSE recommendations as specified by the SEC and review and discuss with management and the independent auditors any proposals for hiring any key member of the independent auditors’ team.

•	Prior to commencement of the annual audit, review with management, the internal auditors and the independent auditors the proposed scope of the audit plan and fees, including the areas of business to be examined, the personnel to be assigned to the audit, the procedures to be followed, special areas to be investigated, as well as the program for integration of the independent and internal audit efforts.

•	Review policies and procedures for the engagement of the independent auditors to provide audit and non-audit services, giving due consideration to whether the independent auditor’s performance of non-audit services is compatible with the auditor’s independence and review and pre-approve all audit and non-audit fees for such services, subject to the deminimus exception under the Sarbanes-Oxley Act. With the exception of the annual audit, the Committee may delegate to a member of the Committee the authority to pre-approve all audit and non-audit services with any such decision presented to the full Committee at the next scheduled meeting.

•	Review with management and independent auditors the accounting and reporting policies and procedures that may be viewed as critical, any improvements, questions of choice and material changes in accounting policies and procedures, including interim accounting, as well as significant accounting, auditing and SEC pronouncements.

•	Review with management and independent auditors the financial reporting and disclosure issues, including material correcting adjustments and off-balance sheet financings and relationships, if any, discuss significant judgment matters made in connection with the preparation of the Company’s financial statements and ascertain that any significant disagreements among them have been satisfactorily resolved, and ascertain that no restrictions were placed by management on implementation of the independent or internal auditors’ examinations. Regularly scheduled executive sessions will be held for this purpose.

•	Review with management and the independent auditors the results of the annual audit prior to release of the audited financial statements in the Company’s annual report on Form 10-K filed with the SEC, including a review of the MD&A section, quarterly financial statements prior to release in the Company’s quarterly report on Form 10-Q filed with the SEC, including a review of the MD&A section, and have management review the Company’s financial results with the Board of Directors prior to the release of earnings.

•	Establish guidelines with respect to earnings press releases and financial information and earnings guidance provided to analysts and rating agencies. The Committee may request a prior review of any annual or quarterly earnings release or earnings guidance and delegate to the Chairman of the Committee the authority to review any such earnings releases and guidance.

•	Review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements and reporting system, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

•	Review guidelines and policies on risk assessment and risk management related to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Annually prepare a report to stockholders included in the Company’s proxy statement (a) stating that the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received a formal written report from the independent auditors concerning the auditors’ independence; and (iv) based upon the review and discussion of the audited financial statements with both management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC and (b) cause the Charter to be included periodically in the proxy statement as required by applicable rules.

•	Review actions taken by management on the independent auditors and internal auditors’ recommendations relating to organization, internal controls and operations.

•	Meet separately and periodically with management, the internal auditors and the independent auditors to review the responsibilities, budget and staffing of the Company’s internal audit function, the effectiveness of the Company’s internal controls, including computerized information systems controls, and security. Review the Company’s annual internal audit plan, staffing and budget, and receive regular reports on their activities, including significant findings and management’s actions. Review annually the audit of the expenses of the Company’s senior management.

•	Review membership of Company’s “Disclosure Control and Internal Control Committee” (“DCIC”), the DCIC’s scheduled activities and the DCIC’s report.

•	Receive reports from the CEO and CFO on all significant deficiencies in the design or operation of certain internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

•	Review reports, media coverage and similar public information provided to analysts and rating agencies, as the Committee deems appropriate.

•	Establish formal procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of reporting employees from retaliation.

•	The Committee shall annually review with the independent auditors any audit problems or difficulties and management’s response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. Among the items the Committee may want to review with the auditors are: any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.

With regard to its compliance responsibilities, the Committee shall:

•	Review the management’s recommendation of and monitoring of compliance with the Company’s Business Code of Conduct and Foreign Corrupt Practices Act policy.

•	Review in conjunction with counsel (i) any legal matters that could have significant impact on the organization’s financial statements; (ii) correspondence and material inquiries received from regulators or governmental agencies; and (iii) all matters relating to the ethics of this Company and its subsidiaries.

•	Coordinate the Company’s compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Business Code of Conduct and the Foreign Corrupt Practices Act policy.

•	Review the Company’s compliance with its environmental policy on an annual basis.

•	Respond to such other duties as may be assigned to the Committee, from time to time, by the Board of Directors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; these are the responsibilities of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or with Company policies.

MEETINGS

     The Committee will meet at least five times per year as determined by the Board of Directors. Special meetings may be called, as needed, by the Chairman of the Board of Directors or the Chairman of the Committee. The Committee may create subcommittees who shall report to the Committee. In addition, the Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. All meetings of the Committee will be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

ANNEX C

AUDIT/ETHICS COMMITTEE
BAKER HUGHES INCORPORATED
GUIDELINES FOR PRE-APPROVAL OF
AUDIT AND NON-AUDIT FEES
OF INDEPENDENT AUDITOR

Audit Fees

The independent auditor will submit to the Audit/Ethics Committee of the Board of Directors (“Committee”) for pre-approval a worldwide engagement letter outlining the scope of the audit services proposed to be performed for the fiscal year together with an audit services fee proposal annually.

Non-Audit Fees

Management will submit to the Committee for pre-approval proposed projects annually for the upcoming year requesting specific pre-approval for all projects over $15,000 and general approval for all projects under $15,000 with the Committee informed of the particular services. The Company’s independent auditor may be awarded any type of non-audit services not prohibited by law or regulations, including the Sarbanes-Oxley Act, which services may include but not be limited to: tax compliance, planning and tax audit assistance; limited situation projects related to the Company or employee statutory filings, requirements or applications; assignments related to financial statement and internal control risk assessments. The annual request must include a representation from management and the independent auditor as to whether, in their view, the request is consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Committee has delegated to the Chairman of the Committee the pre-approval requirement of non-audit fees for new projects that are identified after the annual pre-approval by the Committee. Projects with estimated fees of $15,000 and above arising subsequent to the annual Committee pre-approval will be presented to the Chairman of the Committee for approval prior to starting the project. New projects with estimated fees less than $15,000 not included in the annual pre-approval will also be presented to the Chairman of the Committee “in total,” with a comparison to original approvals. The Chairman (and subsequently the Committee) will be informed of the particular services. All such decisions by the Chairman will be reported to the Committee at a scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

The Committee will be provided an interim update during the year. However, if there are deviations of ten percent or greater from the aggregate pre-approved amount, the Committee will receive an update at a scheduled meeting. Any proposed services exceeding pre-approved cost levels will require specific approval by the Committee.

C-1

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR all nominees	WITHHELD from all nominees			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of three Class I Directors to serve for three-year terms. 01 Edward P. Djerejian 02 H. John Riley, Jr. 03 Charles L. Watson	☐	☐	2.	Ratification of Deloitte & Touche as the Company’s Independent Auditor for fiscal year 2004.	☐	☐	☐	3.	Stockholder Proposal No. 1 regarding classified boards.	☐	☐	☐

											FOR	AGAINST	ABSTAIN
									4.	Stockholder Proposal No. 2 regarding poison pills.	☐	☐	☐

For, except vote withheld from the following nominee(s):

									5.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

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BAKER HUGHES INCORPORATED
P.O. Box 4740, Houston, TX 77210-4740

Proxy For Annual Meeting Of Stockholders
This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints M.E. Wiley and G.S. Finley as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Baker Hughes Incorporated held of record by the undersigned on March 3, 2004, at the Annual Meeting of Stockholders to be held on April 28, 2004, or any reconvened meeting after an adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2004, AND AGAINST EACH OF STOCKHOLDER PROPOSAL NOS. 1 AND 2. IF ANY OTHER MATTER SHOULD BE PRESENTED PROPERLY, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED HEREIN.

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